Exhibit 2.3

PLAN OF ARRANGEMENT

Under Section 288 of the Business Corporations Act (British Columbia)

concerning

Score Media and Gaming Inc.

Article 1
INTERPRETATION

1.1	Definitions

For the purposes of this Plan of Arrangement, the following have the respective meanings set forth below:

“Accelerated Unvested Company Option” means that portion of each outstanding and unexercised Company Option that is unvested as of immediately prior to the Effective Time and (i) that is a Director Company Option or (ii) held by a Person who is party to an agreement with the Company or its Subsidiaries providing for the acceleration of such unvested Company Option in connection with the consummation of the Arrangement.

“Accelerated Unvested Company RSU” means that portion of each outstanding and unexercised Director Company RSU that is unvested as of immediately prior to the Effective Time.

“Affected Person” has the meaning set forth in Section 4.5(a);

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

“Amalco” means the entity formed on the amalgamation of MergerSub and the Company as contemplated in Section 3.1(j);

“Amalco Class A Shares” has the meaning set forth in Section 3.6(d);

“Amalco Special Voting Shares” has the meaning set forth in Section 3.6(d);

“Amalgamation” has the meaning set forth in Section 3.1(j);

“Arrangement” means the arrangement of the Company under Division 5 of Part 9 of the BCBCA on the terms and conditions set out in this Plan of Arrangement, subject to any amendments or variations hereto made in accordance with this Plan of Arrangement and the Arrangement Agreement or made at the direction of the Court in accordance with the Final Order with the consent of the Company and Purchaser;

“Arrangement Agreement” means the Arrangement Agreement dated August 4, 2021 by and among the Company, Purchaser and Parent as same may be amended, modified or supplemented from time to time in accordance therewith, prior to the Effective Time, providing for, among other things, the Arrangement;

“Arrangement Resolution” means the special resolution of the Company Shareholders approving the Plan of Arrangement, to be considered at the Company Meeting, substantially in the form and content of Exhibit A of the Arrangement Agreement;

“BCBCA” means the Business Corporations Act (British Columbia);

“Broker” has the meaning set forth in Section 4.5(b)(i);

“Business Day” means any day other than the days on which banks in New York, New York or Toronto, Ontario are required or authorized to close;

“Callco” means 1317769 B.C. Ltd., a British Columbia corporation;

“Cash Portion of Consideration” means $17.00;

“Class A Shares” means the issued and outstanding Class A Subordinate Voting Shares in the capital of the Company;

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Company” means Score Media and Gaming Inc., a corporation existing under the BCBCA;

“Company Meeting” has the meaning set forth in the Arrangement Agreement;

“Company Option” means any option, outstanding as of immediately prior to the Effective Time, exercisable to acquire one or more Class A Shares from the Company;

“Company Proxy Statement” has the meaning set forth in the Arrangement Agreement;

“Company RSU” means an award of restricted share units, with each restricted share unit corresponding on a one for one basis to a Class A Share;

“Company Securityholders” means Holders of Shares, Company Options and Company RSUs;

“Company Shareholders” means Holders of Shares;

“Consideration” means (i) in the case of a Company Shareholder who is an Eligible Holder who validly elects to receive Exchangeable Shares prior to the Election Deadline in accordance with this Plan of Arrangement, for each Share, 0.2398 of an Exchangeable Share and the Cash Portion of Consideration in cash, and (ii) in the case of each other Company Shareholder, for each Share, 0.2398 of a Parent Share and the Cash Portion of Consideration in cash.

“Consideration Shares” means the Parent Shares and the Exchangeable Shares to be issued pursuant to the Arrangement;

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“Convertible Debenture” means the 8.00% convertible unsecured subordinated debenture of the Company due August 31, 2024 with an aggregate principal amount outstanding of C$24,718,804.37 as August 4, 2021.

“Court” means the Supreme Court of British Columbia;

“Current Market Price” means, in respect of a Parent Share on any date, the average closing price of a Parent Share on the NASDAQ during the period of twenty (20) consecutive trading days ending on the third (3rd) trading day immediately before such date or, if the Parent Shares are not then listed on the NASDAQ, on such other stock exchange or automated quotation system on which the Parent Shares are listed or quoted, as the case may be, as may be selected by the Purchaser Board for such purpose; provided, however, that if in the good faith opinion of the Purchaser Board the public distribution or trading activity of Parent Shares during such period does not reflect the fair market value of a Parent Share, then the “Current Market Price” of a Parent Share shall be determined by the Purchaser Board, based upon the advice of such qualified independent financial advisors as the Purchaser Board may in good faith deem to be appropriate; and provided further that any such selection, opinion or determination by the Purchaser Board shall be conclusive and binding, absent manifest error;

“Depositary” means Computershare Investor Services Inc. or a bank or trust company selected by Purchaser in its reasonable discretion and reasonably acceptable to the Company, which Depositary will perform the duties described in a depositary agreement in form and substance reasonably acceptable to the parties;

“Director Company Option” means a Company Option granted to an individual in his or her capacity as a non-employee director of the Company or any of its Subsidiaries.

“Director Company RSU” means a Company RSU granted to an individual in his or her capacity as a non-employee director of the Company or any of its Subsidiaries.

“Dissent Rights” has the meaning set forth in Section 5.1;

“Dissenting Shareholder” means any registered Company Shareholder as of the record date for the Company Meeting who has properly exercised its Dissent Rights and has not withdrawn or been deemed to have withdrawn such Dissent Rights and who is ultimately determined to be entitled to be paid the fair value of its Shares;

“Effective Date” means the effective date of the Arrangement, being the date as the Company and Purchaser agree in writing;

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date, or such other time on the Effective Date as specified in writing by Purchaser and reasonably acceptable to the Company;

“Election Deadline” 5:00 p.m. (Toronto time) on the date of the Company Meeting;

“Eligible Holder” means a Company Shareholder that is: (a) a resident of Canada for purposes of the ITA and not exempt from tax under Part I of the ITA; or (b) a partnership, any member of which is a resident of Canada for purposes of the ITA and not exempt from tax under Part I of the ITA;

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“Employee Company Option” means a Company Option granted to an individual in his or her capacity as an employee or director of the Company or any of its Subsidiaries that is not a Director Company Option;

“Employee Company RSU” means a Company RSU granted to an individual in his or her capacity as an employee or director of the Company or any of its Subsidiaries that is not a Director Company RSU;

“Equity Award Exchange Ratio” has the meaning set forth in Section 3.1(f);

“Exchange Ratio” means 0.2398;

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be in substantially the form set out in Appendix I to this Plan of Arrangement;

“Exchangeable Share Support Agreement” means an agreement to be made among Parent, Callco and Purchaser on the Effective Date and in connection with this Plan of Arrangement substantially in the form set out in Appendix II to this Plan of Arrangement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

“Exchangeable Shares” means the exchangeable shares in the capital of Purchaser having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions;

“Final Order” means the final order of the Court pursuant to section 291 of the BCBCA approving the Arrangement as such order may be amended, modified, supplemented or varied by the Court at any time prior to the Effective Time with the consent of both the Company and Purchaser or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended on appeal at the direction of the Court (provided that any such amendment is acceptable to both the Company and Purchaser);

“Governmental Authority” means any nation or government or any agency, public or regulatory authority, taxing authority, self-regulatory organization (including stock exchanges), instrumentality, department, commission, court, arbitrator (public or private), ministry, tribunal or board of any nation, government or political subdivision or delegated authority thereof, in each case, whether foreign or domestic and whether national, supranational, federal, provincial, state, regional, local or municipal;

“Holders” means (a) when used with reference to the Shares, the holders thereof shown from time to time in the register of holders of Special Voting Shares and register of holders of Class A Shares maintained by or on behalf of the Company in respect of the Special Voting Shares and the Class A Shares and, where the context so provides, includes joint holders of such Shares, (b) when used with reference to the Company Options, the holders thereof shown from time to time in the register maintained by or on behalf of the Company in respect of Company Options and (c) when used with reference to the Company RSUs, the holders thereof shown from time to time in the register maintained by or on behalf of the Company in respect of the Company RSUs;

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“Interim Order” means the interim order of the Court, as the same may be amended, modified, varied or supplemented with the consent of both the Company and Purchaser, in respect of the Arrangement;

“ITA” means the Income Tax Act (Canada);

“Law” means applicable statutes, common laws, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of law or bylaws, in each case, of a Governmental Authority;

“Letter of Transmittal and Election Form” means the letter of transmittal and election form(s) for use by registered Company Shareholders, in the form accompanying the Company Proxy Statement (which shall be reasonably acceptable to Purchaser), providing for the Company Shareholder's election with respect to the Consideration and which shall specify that delivery shall be effected, and risk of loss and title to the Share certificates shall pass, only upon proper delivery of the Share certificates (or effective affidavits of loss in lieu thereof) to the Depositary and which shall be in such form and have such other customary provisions as the Company may specify (which shall be reasonably acceptable to Purchaser);

“MergerSub” means a British Columbia corporation with nominal assets and share capital to be formed that will be a direct, wholly-owned subsidiary of Callco with the authorized capital of MergerSub consisting solely of common shares;

“NASDAQ” means the NASDAQ Global Select Market;

“Non-Employee Option” means a Company Option that is not an Employee Company Option or a Director Company Option;

“Non-Employee RSU” means a Company RSU that is not an Employee Company RSU or a Director Company RSU;

“Parent” means Penn National Gaming, Inc., a Pennsylvania corporation;

“Parent Share Reference Price” means the volume weighted averages of the trading price of the Parent Shares on the NASDAQ per day as displayed under the VWAP function on the “PENN US equity” Bloomberg page (or its equivalent successor if such page is not available) on each of the five (5) consecutive trading days commencing on the tenth (10th) trading day immediately before the Effective Date and ending on the sixth (6th) trading day immediately before the Effective Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events);

“Parent Shares” means the shares of common stock, $0.01 par value per share, of Parent;

“Person” means any individual, corporation, company, limited liability company, partnership, association, trust, joint venture or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof;

“Plan of Arrangement”, “hereof”, “herein”, “hereunder”, and similar expressions refer to this Plan of Arrangement and not to any particular Article, Section or other portion hereof and includes any agreement or instrument supplementary or ancillary hereto;

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“Purchaser” means 1317774 B.C. Ltd., a British Columbia corporation;

“Purchaser Board” means the board of directors of Purchaser;

“Purchaser Option” has the meaning set forth in Section 3.1(j)(vi);

“Purchaser RSU” has the meaning set forth in Section 3.1(j)(vii);

“Retraction Call Right” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Shares” means, collectively, the Class A Shares and the Special Voting Shares;

“Special Voting Shares” means the issued and outstanding Special Voting Shares in the capital of the Company;

“Subsidiary”, with respect to any Person, means any other Person of which the first Person owns, directly or indirectly, (a) securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions or (b) more than 50% of the equity interests of the second Person;

“Tax” and “Taxes” have the meanings ascribed thereto in the Arrangement Agreement;

“Transfer Agent” means such Person as may from time to time be appointed by Purchaser as the registrar and transfer agent for the Exchangeable Shares; and

“U.S. Dollar Equivalent” means, in respect of any amount expressed in Canadian dollars (the “Canadian Dollar Amount”), the quotient obtained by dividing (i) the Canadian Dollar Amount by (ii) the “US Dollar” daily exchange rate published by the Bank of Canada on the Business Day immediately preceding the Effective Date or, in the event such daily exchange rate is not available, the Canadian dollar-U.S. dollar exchange rate on the Business Day immediately preceding the Effective Date, expressed in U.S. dollars, as may be determined by Parent (which shall be reasonably acceptable to the Company);

“Withholding Obligation” has the meaning set forth in Section 4.5(a).

1.2	Headings and References

The division of this Plan of Arrangement into Articles and sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specified, references to Articles and sections are to Articles and sections of this Plan of Arrangement.

1.3	Time Periods

Unless otherwise specified, time periods within, or following, which any payment is to be made, or act is to be done, shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

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1.4	Currency

All sums of money which are referred to in this Plan of Arrangement are expressed in the lawful currency of the United States unless otherwise specified.

1.5	Time

Unless otherwise indicated, all times expressed herein or in any Letter of Transmittal and Election Form are to local time, Toronto, Ontario.

1.6	Construction

In this Plan of Arrangement:

(a)            unless the context otherwise requires, words importing the singular include the plural and vice versa and words denoting any gender include all genders;

(b)            the word “including” or “includes” shall mean “including (or includes) without limitation”; and

(c)            any reference to a statute includes all rules and regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation or rule which amends, supplements or supersedes any such statute or any such regulation or rule.

1.7	Governing Law

This Plan of Arrangement shall be governed by and construed in accordance with the BCBCA, and the Laws of the Province of British Columbia and other federal Laws of Canada applicable therein.

Article 2
PURPOSE AND EFFECT OF THE PLAN OF ARRANGEMENT

2.1	Arrangement

This Plan of Arrangement is made pursuant to, is subject to the provisions of and forms part of, the Arrangement Agreement.

2.2	Effectiveness

This Plan of Arrangement and the Arrangement will become effective, and will be binding, at and after the times referred to in Section 3.1 on: (a) the Company, (b) Purchaser, (c) Parent, (d) all Company Securityholders (including Dissenting Shareholders), (e) all holders of Exchangeable Shares, (f) the Depositary and (g) all other Persons, in each case without any further authorization, act or formality on the part of the Court or any Person from and after the Effective Time.

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Article 3
THE ARRANGEMENT

3.1	Arrangement

Commencing immediately following the Effective Time, pursuant to the Arrangement, the following transactions shall occur and shall be deemed to occur in the order in which they appear without any further act or formality, effective as at five (5) minute intervals (in each case, unless otherwise specified):

(a)          Purchaser Loan. Purchaser shall advance, or shall cause to be advanced, an amount in cash equal to the sum of (i) the aggregate Vested Option Consideration payable in respect of Company Options pursuant to Section 3.1(b), and (ii) the aggregate amount payable in respect of all vested Company RSUs that are vested but have not been settled as of immediately prior to the Effective Time and Accelerated Unvested Company RSUs pursuant to Section 3.1(c) to the Company, or as directed by the Company, with the proceeds of such amount to be used by the Company, or on behalf of the Company, to satisfy its payment obligations pursuant to Sections 3.1(b) and 3.1(c), with such advance to be evidenced by a demand, non-interest bearing promissory note issued by the Company in favour of Purchaser; provided that in no case shall Purchaser be required to advance, or cause to be advanced, greater than $150 million pursuant to this Section 3.1(a) without Purchaser’s prior written consent.

(b)          Vested Portion of Company Options and Accelerated Unvested Company Options.

(i)	The portion of each outstanding and unexercised Company Option that is vested as of immediately prior to the Effective Time and each outstanding and unexercised Accelerated Unvested Company Option, shall without any action on the part of Parent, the Company, or the Holder thereof, be cancelled in consideration for the right of the Holder thereof to receive from the Company, within five (5) Business Days following the Effective Time, a cash payment equal to the Vested Option Consideration, without interest and less applicable withholding Taxes.

(ii)	For purposes of this Section 3.1(b):

(A)	“Vested Option Consideration” means a cash amount determined by the following formula:

[“A” minus “B”] multiplied by “C”.

Where

“A” equals the Per Share Value;

“B” equals the U.S. Dollar Equivalent per Share exercise price of such Company Option; and

“C” equals the number of Shares covered by (I) the vested portion of such Company Option immediately prior to the Effective Time or (II) such Accelerated Unvested Company Option, if any.

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(B)	“Per Share Value” means the sum of (I) the Cash Portion of Consideration and (II) the product (rounded to the nearest cent) obtained by multiplying (x) the Exchange Ratio by (y) the Parent Share Reference Price.

(iii)	Notwithstanding Section 3.1(b)(i), all vested Employee Company Options outstanding as of the Effective Time that have a per Share exercise price equal to or exceeding the Per Share Value shall be treated in the same manner as the unvested Employee Company Options in accordance with Section 3.1(f).

(c)          Vested Portion of Company RSUs. The portion of each outstanding Company RSU that is vested but has not been settled as of immediately prior to the Effective Time and all Accelerated Unvested Company RSUs, shall without any action on the part of Parent, the Company, or the holder thereof, be cancelled in consideration for the right of the holder thereof to receive from the Company, within five (5) Business Days following the Effective Time, a cash payment equal to the Per Share Value, without interest and less applicable withholding Taxes, for each Class A Share subject to such vested Company RSU or Accelerated Unvested Company RSU.

(d)          Dissenting Shareholders. The outstanding Shares held by Dissenting Shareholders shall be deemed to be transferred by the Holders thereof to Purchaser without any further authorization, act or formality by such Holders, in consideration for the right to receive an amount determined and payable in accordance with Article 5, and

(i)	such Dissenting Shareholders shall cease to be the holders of such Shares and to have any rights as holders of such Shares other than the right to be paid fair value by Purchaser for such Shares as set out in Article 5;

(ii)	the names of such Dissenting Shareholders will be removed from the register of holders of Special Voting Shares and the register of holders of Class A Shares, as applicable; and

(iii)	Purchaser shall be deemed to be the legal and beneficial owner of such Shares so transferred, free and clear of all liens, charges, claims and encumbrances, and shall be recorded as the registered Holder thereof on the register of holders of Special Voting Shares and the register of holders Class A Shares, as applicable;

(e)          Shares. Each outstanding Share, other than Shares held by (A) Parent and Purchaser or any of their respective Subsidiaries and (B) Dissenting Shareholders described in Section 3.1(d), will be transferred by the Holders thereof to Purchaser without any further authorization, act or formality by such Holders, in exchange for the Consideration, in each case in accordance with the election or deemed election of such Holders pursuant to Section 3.2 and, subject to Section 3.4 and Section 3.5:

(i)	the Holders of such Shares shall cease to be the holders of such Shares and to have any rights as holders of such Shares other than the right to receive the Consideration in accordance with this Plan of Arrangement;

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(ii)	the names of such Holders will be removed from the register of holders of Special Voting Shares and the register of holders of Class A Shares, as applicable; and

(iii)	Purchaser shall be deemed to be the legal and beneficial owner of such Shares so transferred, free and clear of all liens, charges, claims and encumbrances, and shall be recorded as the registered Holder thereof on the register of holders of Special Voting Shares and the register of holders of Class A Shares, as applicable, such that following the transactions contemplated by Section 3.1(d) and this Section 3.1(e), Purchaser shall be the legal and beneficial owner of 100% of the Shares other than Shares, if any, held by Parent or any of its Subsidiaries (other than Purchaser);

(f)          Unvested Employee Company Options. The portion of each outstanding and unexercised Employee Company Option that is unvested as of immediately prior to the Effective Time (but solely to the extent unvested as of the Effective Time and excluding all Accelerated Unvested Company Options) shall, without any action on the part of Parent, the Company, or the holder thereof, be exchanged solely for an option granted by Parent (a “Parent Option”) to purchase from Parent (i) that number of Parent Shares (rounded down to the nearest whole share) obtained by multiplying (A) the number of Class A Shares subject to the unvested portion of such Employee Company Option immediately prior to the Effective Time, by (B) the Equity Award Exchange Ratio, (ii) at a per share exercise price (rounded up to the nearest $0.01) equal to the quotient obtained by dividing (A) the U.S. Dollar Equivalent of the per share exercise price of such Employee Company Option by (B) the Equity Award Exchange Ratio. Each Parent Option shall otherwise be subject to substantially the same terms and conditions applicable to the corresponding Employee Company Option immediately prior to the Effective Time; provided that, it is intended that the provisions of subsection 7(1.4) of the ITA (and any corresponding provision of provincial tax legislation) shall apply to such exchange of Employee Company Options and, notwithstanding the foregoing, if, and to the extent, if any, determined by Parent to be necessary for such provision to apply, the exercise price of a resulting option to acquire Parent Shares (as otherwise determined) will be increased (and will be deemed always to have been increased) such that the amount, if any, by which the aggregate fair market value (as of the Effective Time) of the Parent Shares subject to the option exceeds the aggregate exercise price of the option (otherwise determined) immediately after the exchange does not exceed the amount, if any, by which the aggregate fair market value at that time of the Class A Shares subject to the option exceeds the aggregate exercise price of the option immediately before the exchange. For purposes of this Plan of Arrangement, “Equity Award Exchange Ratio” means the sum of (1) the Exchange Ratio, and (2) the quotient (rounded to four decimal places) of (a) the Cash Portion of Consideration, divided by (b) the Parent Share Reference Price. Except as otherwise set out in this Section 3.1(f), each Parent Option shall be governed by the terms and conditions of the option plan of the Company and any stock option agreement pursuant to which such Employee Company Option was granted (including, but not limited to, the term to expiry, conditions to and manner of exercising and vesting schedule), each as may be amended from time to time, with any adjustment deemed to be made thereto as are necessary to ensure consistency with the provisions of this Section 3.1(f);

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(g)          Unvested Employee Company RSUs. Each outstanding Employee Company RSU that is unvested as of immediately prior to the Effective Time (but solely to the extent unvested as of the Effective Time and excluding all Accelerated Unvested Company RSUs) shall, without any action on the part of Parent, the Company, or the holder thereof, be exchanged solely for a restricted stock unit award granted by Parent (a “Parent RSU”) covering that number of whole Parent Shares (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying (i) the total number of Class A Shares subject to such Employee Company RSU immediately prior to the Effective Time by (ii) the Equity Award Exchange Ratio. Each such Parent RSU shall otherwise be subject to substantially the same terms and conditions as applied to the corresponding Employee Company RSU immediately prior to the Effective Time; provided that, it is intended that the provisions of subsection 7(1.4) of the ITA (and any corresponding provision of provincial tax legislation) shall apply to such exchange of Employee Company RSUs and, notwithstanding the foregoing, if, and to the extent, if any, determined by Parent to be necessary for such provision to apply, the number of Parent RSUs (as otherwise determined) will be decreased (and will be deemed always to have been decreased) such that the amount, if any, by which the aggregate fair market value (as of the Effective Time) of the Parent Shares subject to the Parent RSU immediately after the exchange does not exceed the aggregate fair market value at that time of the Class A Shares subject to the Employee Company RSU immediately before the exchange;

(h)          Exchangeable Share Support Agreement. Contemporaneously with the step contemplated in Section 3.1(e), Parent, Callco and Purchaser shall execute the Exchangeable Share Support Agreement which, among other things, shall provide Parent and Callco, in addition to the rights contained in the Exchangeable Share Provisions (including, without limitation, the Retraction Call Right), the right to purchase Exchangeable Shares from the holders thereof (other than Parent and its Subsidiaries) upon the occurrence of certain events, as specified in the Exchangeable Share Support Agreement, and all holders of Exchangeable Shares shall be deemed to be parties to the Exchangeable Share Support Agreement as if they had executed such agreement;

(i)          Termination of Affiliate Agreement. The Fourth Amended And Restated Respective Rights Agreement among the Company, John Levy Family Holdings Ltd. and John Levy dated April 13, 2021 will be terminated; and

(j)          Amalgamation. At 5:00 pm (Toronto time) on the date that is two Business Days after the Company files an election to cease to be a “public corporation” for purposes of the ITA (which filing shall occur no later than five (5) Business Days following the Effective Date):

(i)	MergerSub and the Company shall amalgamate (the “Amalgamation”) to form Amalco with the same effect as if they were amalgamated under section 269 of the BCBCA;

(ii)	Pursuant to the Amalgamation, the separate legal existence of the Company will not cease and the Company will survive the amalgamation, as more fully described in Section 3.6;

(iii)	Pursuant to the Amalgamation and without limiting the foregoing, the separate legal existence of MergerSub will cease without MergerSub being liquidated or wound up, MergerSub and the Company will continue as one company, and the property of MergerSub (other than Shares held by MergerSub, if any, and any amounts owing by the Company to MergerSub) will become the property of Amalco;

(iv)	effective on the Amalgamation, each common share in the capital of MergerSub shall be converted into one fully paid and non-assessable common share in the capital of Purchaser and Callco shall be added to the applicable register of shareholders of Purchaser;

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(v)	effective on the Amalgamation, each Class A Share shall be converted into one fully paid and non-assessable Amalco Class A Share and each Special Voting Share shall be converted into one fully paid and non-assessable Amalco Special Voting Share and the holders of the shares so converted shall be added to the applicable register of shareholders of Amalco;

(vi)	effective on the Amalgamation, the portion of each Non-Employee Option that is outstanding and unvested as of immediately prior to the Effective Time (but solely to the extent unvested as of the Effective Time), shall, without action on the part of Parent, Purchaser, Amalco, Callco, the Company, or the holder thereof and by virtue of the Arrangement and the Amalgamation, be assumed and converted into an option (a “Purchaser Option”) to purchase from Purchaser (i) that number of Exchangeable Shares obtained by multiplying (A) the number of Class A Shares subject to the unvested portion of such Non-Employee Option immediately prior to the Amalgamation, by (B) the Equity Award Exchange Ratio, (ii) at a per share exercise price (rounded up to the nearest cent) equal to the quotient obtained by dividing (A) the U.S. Dollar Equivalent of the per share exercise price of such Non-Employee Option immediately prior to the Amalgamation by (B) the Equity Award Exchange Ratio, as the only consideration for the disposition of the Non-Employee Option and each such Purchaser Option shall otherwise be subject to substantially the same terms and conditions applicable to the corresponding Non-Employee Option immediately prior to the Effective Time; and

(vii)	effective on the Amalgamation, each Non-Employee RSU that is outstanding as of immediately prior to the Effective Time (but solely to the extent unvested as of the Effective Time) shall, without any action on the part of Parent, Purchaser, Amalco, Callco, the Company or the holder thereof and by virtue of the Arrangement and the Amalgamation, be assumed and converted into a restricted stock unit award (a “Purchaser RSU”) creating a right to acquire the number of whole Exchangeable Shares (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying (i) the total number of Class A Shares subject to such Non-Employee RSU immediately prior to the Effective Time by (ii) the Equity Award Exchange Ratio, as the only consideration for the disposition of the Non-Employee RSU and each such Purchaser RSU shall otherwise be subject to substantially the same terms and conditions as applied to the corresponding Non-Employee RSU immediately prior to the Effective Time.

3.2	Consideration Elections

With respect to the transfer and assignment of Shares pursuant to Section 3.1(e):

(a)            each Company Shareholder who is an Eligible Holder who is entitled to receive Consideration Shares under this Plan of Arrangement in the form of Parent Shares is entitled to elect to receive such Consideration Shares instead in the form of Exchangeable Shares;

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(b)            the election provided for in Section 3.2(a) shall be made by a Company Shareholder who is an Eligible Holder by depositing with the Depositary, prior to the Election Deadline, a duly completed Letter of Transmittal and Election Form indicating such Company Shareholder's election, together with certificates (if any) representing such Company Shareholder's Shares;

(c)            any Letter of Transmittal and Election Form, once deposited with the Depositary, shall be irrevocable and may not be withdrawn by a Company Shareholder; and

(d)             any Company Shareholder who does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline, or otherwise fails to comply with the requirements of this Section 3.2 or of the Letter of Transmittal and Election Form, shall be deemed to have elected to receive Parent Shares.

3.3	Tax Election

Each beneficial owner of Shares who is an Eligible Holder, and who has validly elected (or for whom the registered holder has validly elected on such beneficial owner's behalf) to receive Exchangeable Shares shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA, or subsection 85(2) of the ITA if such beneficial owner is a partnership (and in each case, where applicable, the analogous provisions of provincial income tax Law), with respect to the transfer of its Shares to Purchaser and the receipt of Consideration in respect thereof by providing two signed copies of the necessary prescribed election form(s) (or equivalent information through an alternative document or platform, at Parent's discretion) to the Depositary within sixty (60) days following the Effective Date, duly completed with the details of the number of Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the ITA (and applicable provincial income tax Law), the forms will be signed by Purchaser and returned to such former beneficial owner of Shares within sixty (60) days after the receipt thereof by the Depositary for filing with the Canada Revenue Agency (or the applicable provincial taxing authority) by such former beneficial owner. Purchaser will not be responsible for the proper completion of any election form and, except for Purchaser's obligation to return (within sixty (60) days after the receipt thereof by the Depositary) duly completed election forms which are received by the Depositary within sixty (60) days of the Effective Date, Purchaser will not be responsible for any taxes, interest or penalties resulting from the failure by a former beneficial owner of Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial legislation).

3.4	Entitlement to Cash Consideration

In any case where the aggregate Cash Portion of Consideration payable to a particular Company Shareholder under the Arrangement would, but for this provision, include a fraction of $0.01, the cash consideration payable shall be rounded to the nearest $0.01.

3.5	No Fractional Shares

In no event shall any Company Shareholder be entitled to a fractional Parent Share or a fractional Exchangeable Share. Where the aggregate number of Parent Shares or Exchangeable Shares to be issued to a Company Shareholder as consideration under the Arrangement would result in a fraction of a Parent Share or an Exchangeable Share being issuable, the number of Parent Shares or Exchangeable Shares, as the case may be, to be received by such Company Shareholder shall be rounded down to the nearest whole Parent Share or Exchangeable Share, as the case may be. In lieu of any such fractional Parent Share or Exchangeable Share, each Company Shareholder entitled to a fractional interest in a Parent Share or an Exchangeable Share will be entitled to receive a cash payment equal to such fractional interest multiplied by the Parent Share Reference Price, rounded to the nearest $0.01.

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3.6	Amalgamation of MergerSub and the Company

Pursuant to Section 3.1(j), MergerSub and the Company shall amalgamate to form Amalco under the BCBCA, with the effect described below, and, unless and until otherwise determined in the manner required by Law, the following shall apply:

(a)            Name. The name of Amalco shall be Score Media and Gaming Inc.

(b)          Registered Office. The registered office of Amalco shall be located in Vancouver, British Columbia. The address of the registered office shall be Suite 2600, Three Bentall Centre, 595 Burrard Street, P.O. Box 49314, Vancouver, BC V7X 1L3.

(c)            Business and Powers. There shall be no restrictions on the business that Amalco may carry on or on the powers it may exercise.

(d)          Authorized Share Capital. Amalco shall be authorized to issue an unlimited number of class A subordinate voting shares designated as “Class A Subordinate Voting Shares” (the “Amalco Class A Shares”), 5,556 special voting shares designated as “Special Voting Shares” (the “Amalco Special Voting Shares”) and an unlimited number of preference shares, issuable in series.

(e)          Share Provisions. Except as may be modified by this Section 3.6, (i) the Amalco Class A Shares shall have the same terms as the Class A Shares, (ii) the Amalco Special Voting Shares shall have the same terms as the Special Voting Shares and (iii) the Amalco preference shares shall have the same terms as the Company’s Preferred Shares.

(f)            Number of Directors. The number of directors of Amalco shall not be less than 1 and not more than 10, and otherwise as the shareholders of Amalco may from time to time determine by special resolution.

(g)            Initial Director. The initial director(s) of Amalco shall be: ●.

(h)          Restrictions on Transfer. Amalco’s securities, other than non-convertible debt securities, shall not be transferred without either: (i) the approval of the directors of Amalco passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors, or (ii) the approval of the holders of at least a majority of the shares of Amalco entitling the holders thereof to vote in all circumstances (other than holders of shares who are entitled to vote separately as a class) for the time being outstanding, expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares, or alternatively (iii), if applicable, the restriction contained in security holders’ agreements.

(i)            By-laws. The by-laws of Amalco shall be the same as the by-laws of the Company.

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(j)           First Annual General Meeting. The first annual general meeting of Amalco shall be held within 18 months from the Effective Date.

(k)          Capital. The capital of the issued and outstanding Amalco Class A Shares shall be equal to the capital of the issued and outstanding Class A Shares immediately before the Amalgamation. The capital of the issued and outstanding Amalco Special Voting Shares shall be equal to the capital of the issued and outstanding Special Voting Shares immediately before the Amalgamation.

(l)           Effect of Amalgamation. Upon the Amalgamation becoming effective:

(i)	the property of each of MergerSub and the Company shall continue to be the property of Amalco (other than Shares held by MergerSub, if any, and any amounts owing by (or to) the Company to (or by) MergerSub);

(ii)	Amalco shall continue to be liable for the obligations of MergerSub and the Company;

(iii)	all existing causes of action, claims or liabilities to prosecution with respect to MergerSub and the Company shall be unaffected;

(iv)	all civil, criminal or administrative actions or proceedings pending by or against MergerSub and the Company may be continued to be prosecuted by or against Amalco; and

(v)	all convictions against, or rulings, orders or judgments in favour of or against MergerSub and the Company may be enforced by or against Amalco.

(m)        U.S. Federal Income Tax Treatment. For U.S. federal income tax purposes, the exchange of the shares of the Company for shares of Amalco pursuant to the Amalgamation is intended to be treated as a recapitalization under Section 368(a)(1)(E) of the Code and/or an exchange to which Section 1036 of the Code applies.

Article 4
Exchange of Certificates and Delivery of Consideration

4.1	Delivery of Consideration

(a)        At or prior to the Effective Time, Parent or Purchaser shall deposit or cause to be deposited with the Depositary, for the benefit of each Company Shareholder, the cash, in U.S. dollars, Parent Shares and Exchangeable Shares to which each such Company Shareholder is entitled pursuant to Section 3.1(e), as applicable, upon the transfer of the Shares to Purchaser plus sufficient funds to satisfy any aggregate cash payment in lieu of fractional Parent Shares or Exchangeable Shares, which cash, Parent Shares and Exchangeable Shares shall be held by the Depositary, following the Effective Time, as agent and nominee for such former Company Shareholders for distribution to such former holders in accordance with the provisions of this Article 4.

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(b)            Upon surrender by a Company Shareholder to the Depositary of a certificate which immediately prior to the Effective Time represented one or more Shares, together with a duly completed and executed Letter of Transmittal and Election Form and any other documents reasonably requested by Parent, Purchaser and the Depositary (or, if such Shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such Shares on a book-entry account statement, it being understood that any reference herein to “certificates” shall be deemed to include references to book-entry account statements relating to the ownership of Shares), the registered Holder of such surrendered certificate(s) of Shares shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such Company Shareholder, as soon as practicable after the Effective Time, the Consideration that such Company Shareholder has the right to receive pursuant to Section 3.1(e), less any amounts withheld pursuant to Section 4.5, and any certificate of Shares so surrendered shall forthwith be cancelled.

(c)          Until surrendered for cancelation as contemplated by this Section 4.1, each certificate that immediately prior to the Effective Time represented one or more Shares (other than Shares held by Parent, Purchaser or any of their respective Subsidiaries) shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Consideration that the holder of such certificate is entitled to received in the manner contemplated by this Section 4.1, less any amounts withheld pursuant to Section 4.5.

(d)            In the event of the surrender of a certificate of Shares that is not registered in the transfer records of the Company under the name of the Person surrendering such certificate, the Consideration to which the registered Holder is entitled pursuant to Section 3.1 shall be paid to such a transferee if such certificate is presented to the Depositary and such certificate is duly endorsed or is accompanied by all documents required to evidence and effect such transfer and to evidence to the satisfaction of Purchaser that (i) any applicable stock transfer Taxes or any other Taxes required by reason of such payments being made in a name other than the registered Holder have been paid or (ii) no such Taxes are payable.

(e)            Any portion of the amount deposited with the Depositary (including any interest and other income resulting from any investment of the Depositary with respect to such amount) that remains unclaimed by the Holders and other eligible Persons in accordance with this Article 4 following one year after the Effective Time shall be delivered to Purchaser, and any Holder who has not previously complied with this Article 4 shall thereafter look only to Purchaser and Parent for, and, subject to Section 4.4, Purchaser and Parent shall remain liable for, payment of such Holder’s claim for payment under this Section 4.1.

4.2	Distributions with respect to Unsurrendered Certificates

(a)            No dividends or other distributions declared or made after the Effective Time with respect to Shares with a record date after the Effective Time shall be delivered to the Holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Shares that were transferred pursuant to Section 3.1.

(b)            No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares or Exchangeable Shares with a record date after the Effective Time shall be delivered to the holder of any unsurrendered certificate that, immediately prior to the Effective Time, represented outstanding Shares that were transferred pursuant to Section 3.1 unless and until the holder of such certificate shall have complied with the provisions of Section 4.1 or Section 4.3. Subject to applicable Law and to Section 4.5, at the time of such compliance, there shall, in addition to the delivery of Consideration to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to such Parent Shares or Exchangeable Shares.

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4.3	Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Shares that were transferred pursuant to Section 3.1 is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the Consideration that such Holder has the right to receive in accordance with Section 3.1, deliverable in accordance with such Holder’s Letter of Transmittal and Election Form. When authorizing such exchange for any lost, stolen or destroyed certificate, the Person to whom such Consideration is to be delivered shall, as a condition precedent to the delivery of such Consideration, give a bond satisfactory to Purchaser, the Company and the Depositary (each acting reasonably) or otherwise indemnify Purchaser, the Company and their respective Affiliates in a manner satisfactory to Purchaser (acting reasonably) against any claim that may be made against Purchaser, the Company or their respective Affiliates with respect to the certificate alleged to have been lost, stolen or destroyed.

4.4	Extinction of Rights

Any certificate which immediately prior to the Effective Time represented outstanding Shares that were transferred pursuant to Section 3.1, and not duly surrendered, with all other instruments required by Section 4.1, on or prior to the sixth (6th) anniversary of the Effective Date shall cease to represent a claim or interest of any former Company Shareholder of any kind or nature against Parent, Purchaser, the Company or any of their respective Affiliates. On such date, all Consideration to which the former Holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Parent or Purchaser, as applicable, by the Depositary and the Parent Shares and Exchangeable Shares forming part of the Consideration shall be deemed to be cancelled.

4.5	Withholding Rights

(a)            Notwithstanding anything to the contrary contained herein, each of Parent, Purchaser, Callco, the Company, the Depositary and any other Person that has any withholding obligation with respect to any amount paid or deemed paid hereunder (any such Person, an “Other Withholding Agent”) shall be entitled to deduct and withhold or direct Parent, Purchaser, Callco, the Company, the Depositary or any Other Withholding Agent to deduct and withhold on their behalf, from any consideration paid, deemed paid or otherwise deliverable to any Person hereunder (an “Affected Person”) such amounts as are required to be deducted or withheld with respect to such payment or deemed payment under the ITA, the Code or any provision of any federal, provincial, territorial, state, local or other Tax Law (a “Withholding Obligation”). To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Affected Person to whom such amounts would otherwise have been paid or deemed paid, and such deducted or withheld amounts shall be timely remitted to the appropriate Governmental Authority as required by applicable Law.

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(b)          Parent, Purchaser, Callco, the Company, the Depositary and any Other Withholding Agent shall also have the right to:

(i)	withhold and sell, or direct Parent, Purchaser, Callco, the Company, the Depositary or any Other Withholding Agent to deduct and withhold and sell on their behalf, on their own account or through a broker (the “Broker”), and on behalf of any Affected Person; or

(ii)	require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker pay the proceeds of such sale to Parent, Purchaser, Callco, the Company, the Depositary or any Other Withholding Agent as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction), such number of Parent Shares or Exchangeable Shares (or the Parent Shares exchanged therefor) delivered or deliverable to such Affected Person pursuant to this Plan of Arrangement or the Exchangeable Share Provisions as is necessary to produce sale proceeds (after deducting commissions payable to the Broker and other costs and expenses) sufficient to fund any Withholding Obligations. Any Exchangeable Shares to be sold in accordance with this Section 4.5 shall first be exchanged for Parent Shares in accordance with their terms and the Parent Shares delivered in respect of such Exchangeable Shares shall be sold. Any such sale of Parent Shares shall be affected on a public market and as soon as practicable following the Effective Date. Each of Parent, Purchaser, Callco, the Company, the Depositary, the Broker or any Other Withholding Agent, as applicable, shall act in a commercially reasonable manner in respect of any withholding obligation; however, none of Parent, Purchaser, Callco, the Company, the Depositary, the Broker or any Other Withholding Agent will be liable for any loss arising out of any sale of such Parent Shares, including any loss relating to the manner or timing of such sales, the prices at which the Parent Shares are sold or otherwise.

4.6	No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any and all liens, charges, claims, encumbrances or other claims of third parties of any kind.

4.7	Paramountcy

From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all securities of the Company issued and outstanding prior to the Effective Time, including Shares, Company Options and Company RSUs; (b) the rights and obligations of the holders (registered or beneficial) of such securities, Parent, Purchaser, the Company and their respective affiliates, the Depositary and any transfer agent or other depositary therefor in relation to this Plan of Arrangement shall be solely as provided for in this Plan of Arrangement; and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any securities of the Company are deemed to have been settled, compromised, released and determined without liability except as set forth herein.

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Article 5
RIGHTS OF DISSENT

5.1	Rights of Dissent

Registered Holders of Shares as of the record date for the Company Meeting may exercise rights of dissent with respect to such Shares (“Dissent Rights”) in connection with the Arrangement pursuant to and in the manner set forth in Sections 237 to 247 of the BCBCA as modified by the Interim Order and this Article 5; provided that, notwithstanding Subsection 242(1)(a) of the BCBCA, the written objection to the Arrangement Resolution referred to in Subsection 242(1)(a) of the BCBCA must be received by the Company c/o McCarthy Tétrault LLP, Suite 2400 – 745 Thurlow Street, Vancouver, B.C., V6E 0C5, Attention: Miranda Lam, not later than 11:00 a.m. (Toronto Time) on Thursday, October 7, 2021, or two (2) Business Days immediately prior to the Company Meeting (as it may be adjourned or postponed from time to time). Holders of Shares who duly exercise Dissent Rights and who:

(a)          are ultimately determined to be entitled to be paid by Purchaser fair value for their Shares shall: (i) be deemed to have transferred such Shares (free and clear of all liens, charges, claims and encumbrances) to Purchaser in accordance with, and as of the time stipulated in, Section 3.1(c); (ii) in respect of such Shares, be deemed to not have participated in the transactions in Article 3 (other than Section 3.1(c)); (iii) be entitled to be paid, subject to Section 4.5, the fair value of such Shares by Purchaser, which fair value, notwithstanding anything to the contrary contained in the BCBCA, shall be determined as of the close of business on the day before the Arrangement Resolution was adopted at the Company Meeting; and (iv) not be entitled to any other payment or consideration, including any payment or consideration that would be payable under the Arrangement had such Holders not exercised their Dissent Rights in respect of such Shares; or

(b)          are ultimately determined not to be entitled, for any reason, to be paid by Purchaser fair value for their Shares, shall be deemed to have participated in the Arrangement in respect of such Shares on the same basis and at the same time as a non-Dissenting Shareholder who did not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline (and shall be entitled to receive the Consideration from Purchaser in the same manner as such non-Dissenting Shareholders).

5.2	Recognition of Dissenting Shareholders

(a)          In no case shall the Company, Purchaser, Parent, the Depositary or any other Person be required to recognize such Dissenting Shareholders as registered or beneficial Holders of Shares in respect of which Dissent Rights are sought to be exercised after the time stipulated in Section 3.1(c), and the name of such Dissenting Shareholders shall be deleted from the register of Holders of Special Voting Shares or Class A Shares, as applicable, at the time stipulated in Section 3.1(c) and Purchaser shall be the holder of 100% of the Shares immediately following the completion of the transactions contemplated by Section 3.1.

(b)          In no circumstances shall Purchaser, Parent, the Company, the Depositary or any other Person be required to recognize a Person exercising Dissent Rights:

(i)	unless, as of the deadline for exercising Dissent Rights (as set forth in Section 5.1), such Person is the registered holder of those Shares in respect of which such Dissent Rights are sought to be exercised;

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(ii)	if such Person has voted or instructed a proxy holder to vote such Shares in favor of the Arrangement Resolution; or

(iii)	unless such Person has strictly complied with the procedures for exercising Dissent Rights and does not withdraw such dissent prior to the Effective Time.

(c)          In addition to any other restrictions in the Interim Order or the BCBCA, none of the following shall be entitled to exercise Dissent Rights: (i) holders of Company Options, (ii) holders of Company RSUs or (iii) the holder of the Convertible Debenture (in each case, in their capacity as holders of Company Options, Company RSUs or the Convertible Debenture, as applicable).

Article 6
AMENDMENTS

6.1	Amendments

(a)          The Company, Purchaser and Parent reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time provided that any such amendment, modification, and/or supplement must be (i) set out in writing, (ii) approved by the Company, Purchaser and Parent (subject to the Arrangement Agreement), in each case acting reasonably, (iii) if made following the Company Meeting, approved by the Court and (iv) communicated to Company Shareholders if and as required by the Court.

(b)          Any amendment, modification and/or supplement to this Plan of Arrangement may be proposed by the Company, Purchaser or Parent at any time prior to or at the Company Meeting (provided that, in the case of any proposed amendment, modification and/or supplement proposed by Purchaser or Parent, the Company (subject to the Arrangement Agreement) shall have consented thereto and, in the case of any proposed amendment, modification and/or supplement proposed by the Company, Purchaser and Parent (subject to the Arrangement Agreement) shall have consented thereto) with or without any other prior notice or communication and, if so proposed and accepted by the Persons voting at the Company Meeting, shall become part of this Plan of Arrangement for all purposes.

(c)         Any amendment, modification and/or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if (i) it is consented to by each of the Company, Purchaser and Parent (in each case, acting reasonably) and (ii) if such consent is required by the Court, it is consented to by the Company Shareholders voting in the manner directed by the Court.

(d)          Any amendment, modification or supplement to this Plan of Arrangement may be made following the Company Meeting without filing such amendment, modification or supplement with the Court or seeking Court approval, provided that (A) it concerns a matter which, in the reasonable opinion of the Company, Purchaser and Parent, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the interest of any holder of Shares, Company Options or Company RSUs or (ii) is an amendment contemplated in Section 6.1(e).

(e)         Any amendment, modification and/or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Purchaser, provided that it concerns a matter which, in the reasonable opinion of Purchaser, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any former Holder.

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Article 7
FURTHER ASSURANCES

7.1	Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further authorization, act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

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APPENDIX I

EXCHANGEABLE SHARE PROVISIONS

See attached.

PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES

The Exchangeable Shares of 1317774 B.C. Ltd. (the “Company”) shall have the following rights, privileges, restrictions and conditions:

1.	Interpretation

(a)	Definitions. For the purposes of these Exchangeable Share Provisions:

“affiliate” means, with respect to any person, any other person, directly or indirectly, controlling, controlled by, or under common control with, such person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

“Arrangement Agreement” means the arrangement agreement dated August 4, 2021 between Score Media and Gaming Inc., Parent and the Company, as amended, supplemented or otherwise modified from time to time in accordance with its terms;

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Board of Directors” means the board of directors of the Company;

“Broker” has the meaning ascribed thereto in Section 13(c);

“Business Day” means any day other than the days on which banks in New York, New York or Toronto, Ontario are required or authorized to close;

“Callco” means 1317769 B.C. Ltd., a corporation existing under the Laws of the Province of British Columbia;

“Change of Law Call Right” has the meaning ascribed thereto in the Exchangeable Share Support Agreement;

“Common Shares” means the common shares in the capital of the Company;

“Current Market Price” means, in respect of a Parent Share on any date, the average closing price of a Parent Share on the NASDAQ during the period of twenty (20) consecutive trading days ending on the third (3rd) trading day immediately before such date or, if the Parent Shares are not then listed on the NASDAQ, on such other stock exchange or automated quotation system on which the Parent Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the reasonable opinion of the Board of Directors the public distribution or trading activity of Parent Shares during such period does not reflect the fair market value of a Parent Share, then the “Current Market Price” of a Parent Share shall be determined in good faith by the Board of Directors, based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate; and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding, absent manifest error;

“Effective Date” has the meaning ascribed thereto in the Plan of Arrangement;

“Exchangeable Share Consideration” means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Company in respect of such Exchangeable Share, or purchase of such Exchangeable Share pursuant to these Exchangeable Share Provisions or the Exchangeable Share Support Agreement:

(i)	one Parent Share multiplied by the Exchangeable Share Exchange Ratio on the Business Day immediately preceding the date on which the Exchangeable Share Price in respect of the Exchangeable Share Consideration being delivered is calculated; plus

(ii)	a cheque or cheques payable at par at any branch of the bankers of the payor in the amount contemplated by clause (ii) and (iv) of the Exchangeable Share Price; plus

(iii)	such stock or other property contemplated by clause (iii) of the Exchangeable Share Price;

provided that (A) the part of the consideration which represents (iii) above shall be fully paid and satisfied by delivery of such non-cash items; (B) in each case, any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest; and (C) in each case, any such consideration shall be paid without interest and less any Tax required to be deducted and withheld therefrom;

“Exchangeable Share Exchange Ratio” means, at any time and in respect of each Exchangeable Share, an amount equal to 1.00000, as at the Effective Date, as cumulatively adjusted from time to time thereafter by increasing the Exchangeable Share Exchange Ratio on each date after the Effective Date on which the board of directors of Parent pays any dividend or other distribution on the Parent Shares by an amount, rounded to the nearest five decimal places, equal to (a)(i) the amount of such dividend or other distribution (which, in the case of a non-cash dividend, shall equal the fair value as determined by the Board of Directors in good faith and in its sole discretion), expressed on a per Parent Share basis, multiplied (ii) by the Exchangeable Share Exchange Ratio in effect on the Business Day immediately preceding the record date set for such dividend or other distribution, divided by (b) the Current Market Price on the record date set for such dividend or other distribution, and any such adjustment shall be determined by the Board of Directors in good faith and in its sole discretion and any such determination by the Board of Directors shall be conclusive and binding; provided, however, that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the Board of Directors determines in good faith and in its sole discretion that the Company would be liable for any unrecoverable tax as a result of paying any such dividend or distribution in cash and determines to adjust the Exchangeable Share Exchange Ratio in lieu of paying an equivalent dividend or other distribution on the Exchangeable Shares in accordance with these Exchangeable Share Provisions;

“Exchangeable Share Price” means, at any time, for each Exchangeable Share, an amount equal to the aggregate of:

(i)	the Current Market Price of one Parent Share at such time multiplied by the Exchangeable Share Exchange Ratio on the Business Day immediately preceding the date on which the Exchangeable Share Price is calculated;

(ii)	the full amount of all cash dividends declared or, to the extent a cash dividend has been declared by Parent on the Parent Shares at such time for which a corresponding cash dividend on the Exchangeable Shares would be required to be, but has as not yet been, declared, undeclared (but only to the extent the Company has not taken one of the alternative actions permitted under these Exchangeable Share Provisions to account for such declaration by Parent), payable and unpaid, at such time, on such Exchangeable Shares;

(iii)	the full amount of all non-cash dividends declared, payable and unpaid, at such time, on such Exchangeable Share; and

(iv)	the full amount of all dividends declared and payable in respect of each Parent Share (as adjusted by the Exchangeable Share Exchange Ratio from time to time) which have not, at such time, been paid on such Exchangeable Share in accordance herewith or adjusted for under the Exchangeable Share Exchange Ratio;

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions set out herein;

“Exchangeable Share Support Agreement” means the agreement to be made among Parent, Callco and the Company at or prior to the issuance by the Company of any Exchangeable Shares, as the same may be amended, supplemented or otherwise modified from time to time in accordance the terms thereof;

“Exchangeable Shares” means the exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein;

“Governmental Authority” means any nation or government or any agency, public or regulatory authority, taxing authority, self-regulatory organization (including stock exchanges), instrumentality, department, commission, court, arbitrator (public or private), ministry, tribunal or board of any nation, government or political subdivision or delegated authority thereof, in each case, whether foreign or domestic and whether national, supranational, multinational, federal, provincial, territorial, state, regional, local or municipal.

“Law” means applicable statutes, common laws, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of law or bylaws, in each case, of a Governmental Authority;

“Liquidation Amount” has the meaning ascribed thereto in Section 5(a);

“Liquidation Call Right” has the meaning ascribed thereto in the Exchangeable Share Support Agreement;

“Liquidation Date” has the meaning ascribed thereto in Section 5(a);

“NASDAQ” means the NASDAQ Global Select Market or any successor exchange or other national securities exchange on which the Parent Shares are then listed;

“Other Corporation” has the meaning ascribed thereto in Section 11(c)(iii);

“Other Shares” has the meaning ascribed thereto in Section 11(c)(iii);

“Parent” means Penn National Gaming, Inc., a Pennsylvania corporation;

“Parent Extraordinary Transaction” means

(i)	any person acquiring, directly or indirectly, any voting security of Parent and, immediately after such acquisition, directly or indirectly owning, or exercises control and direction over, voting securities representing more than 50% of the total voting power of all of the then-outstanding voting securities of Parent;

(ii)	the shareholders of Parent approving a merger, consolidation, recapitalization or reorganization of Parent, other than any such transaction which would result in the holders of outstanding voting securities of Parent immediately prior to such transaction directly or indirectly owning, or exercising control and direction over, voting securities representing more than 50% of the total voting power of all of the voting securities of the surviving entity outstanding immediately after such transaction;

(iii)	the shareholders of Parent approving a liquidation of Parent;

(iv)	Parent selling or disposing of all or substantially all of its assets;

(v)	Parent distributing securities or other property, by way of dividend, distribution, reorganization, spin-off, split-off or other similar event, to all holders of Parent Shares that constitutes, prior to the date of distribution, businesses, securities or assets (including equity interests of affiliates or investees of Parent) with a fair market value (as determined by the board of directors of Parent in its good faith judgment) equal to 10% or more of the fair market value of, or that constitutes 10% or more of the revenue or assets of, Parent and its Subsidiaries, taken as a whole; or

(vi)	any other transaction or series of related transactions having a substantially similar effect;

“Parent Dividend Declaration Date” means the date on which the board of directors of Parent declares any dividend or other distribution on the Parent Shares;

“Parent Shares” means the shares of common stock, US$0.01 par value per share, of Parent;

“Parent Successor” has the meaning ascribed thereto in Section 12(b)(ii);

“person” means any individual, corporation, company, limited liability company, partnership, association, trust, joint venture or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof;

“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Appendix A to the management information circular dated September 10, 2021 with respect to the special meeting of shareholders of Score Media and Gaming Inc. held on October 12, 2021, including any appendices thereto, and any amendments, modifications or supplements thereto made from time to time in accordance with its terms;

“Redemption Call Purchase Price” has the meaning ascribed thereto in the Exchangeable Share Support Agreement;

“Redemption Call Right” has the meaning ascribed thereto in the Exchangeable Share Support Agreement;

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares, which date shall be (a) no later than the seventh (7th) anniversary of the Effective Date and (b) no earlier than the fifth (5th) anniversary of the Effective Date, unless, in the case of (b):

(i)	the aggregate number of Exchangeable Shares issued and outstanding (other than Exchangeable Shares held by Parent and its Subsidiaries) is less than 5% of the number of Exchangeable Shares issued and outstanding on the Effective Date (as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any stock or share dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the fifth (5th) anniversary of the Effective Date as it may determine, upon at least thirty (30) days’ prior written notice to the holders of the Exchangeable Shares; or

(ii)	a Parent Extraordinary Transaction is proposed, in which case, provided the Board of Directors determines in good faith that it is not practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Parent Extraordinary Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its Subsidiaries) is necessary to enable the completion of such Parent Extraordinary Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as it may determine, upon such number of days prior written notice to the holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances;

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i) or (ii) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption;

“Redemption Price” has the meaning ascribed thereto in Section 7(a);

“Retracted Shares” has the meaning ascribed thereto in Section 6(a)(i);

“Retraction Call Notice” has the meaning ascribed thereto in Section 6(b)(i);

“Retraction Call Right” has the meaning ascribed thereto in Section 6(a)(i)(C);

“Retraction Call Right Purchase Price” has the meaning ascribed thereto in Section 6(b)(i);

“Retraction Date” has the meaning ascribed thereto in Section 6(a)(i);

“Retraction Price” has the meaning ascribed thereto in Section 6(a)(i);

“Retraction Request” has the meaning ascribed thereto in Section 6(a)(i);

“Seventh Anniversary Redemption” has the meaning ascribed thereto in Section 7(a);

“Subsidiary”, with respect to any person, means any other person of which the first person owns, directly or indirectly, (a) securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions or (b) more than 50% of the equity interests of the second person.

“Tax” means any and all national, supranational, multinational, federal, provincial, territorial, state, regional, local or municipal and other taxes, levies, premiums, excises, fees, assessments, imposts, duties, and other similar charges imposed, assessed, or collected by a Governmental Authority, whether disputed or not, (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (a) taxes imposed on, or measured by gross or net income, franchise, profits, receipts, gains, windfalls, capital, production, or recapture and (b) ad valorem, value added, capital gains, sales, goods and services, harmonized sales, use, real or personal property, capital stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), government pension plan premiums or contributions, unemployment, employment insurance, health, employee health, worker’s compensation, education, utility, severance, disability, excise, stamp, documentary, registration, environmental, alternative or add-on minimum, occupation, premium, transfer, land transfer and estimated taxes and customs duties; and

“Transfer Agent” means Computershare Trust Company of Canada or such other person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares.

(b)	Interpretation Not Affected by Headings. The division of these Exchangeable Share Provisions into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to a “Section” followed by a number and/or a letter refer to the specified section of these Exchangeable Share Provisions.

(c)	Number and Gender. In these Exchangeable Share Provision, unless the context otherwise clearly requires, words used herein importing the singular include the plural and vice versa and words imparting any gender shall include all genders.

(d)	Date of Any Action. If any date on which any action is required to be taken hereunder by any person is not a Business Day, then such action shall be required to be taken on the next succeeding day which is a Business Day.

(e)	Currency. In these Exchangeable Share Provision, unless stated otherwise, all cash payments provided for herein shall be made in Canadian dollars.

2.	Ranking of Exchangeable Shares

The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares: (a) with respect to the payment of dividends or other distributions as and to the extent provided in Section 3 and (b) with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs as and to the extent provided in Section 5.

3.	Dividends and Distributions

(a)	Dividends and Distributions. A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable Law and except as otherwise set forth in these Exchangeable Share Provisions, on each Parent Dividend Declaration Date, declare a dividend or other distribution on each Exchangeable Share:

(i)	in the case of a cash dividend or other distribution declared on the Parent Shares, in an amount in cash, payable in United States dollars, for each Exchangeable Share equal to the cash dividend or other distribution multiplied by the relevant Exchangeable Share Exchange Ratio declared on each Parent Share on the Parent Dividend Declaration Date;

(ii)	in the case of a stock or share dividend or other distribution declared on the Parent Shares to be paid in Parent Shares, by the issue or transfer by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Shares to be paid on each Parent Share; provided, however, that in no event may the Company, in lieu of such stock or share dividend or other distribution, elect to effect a dividend or distribution in the form of cash or property other than stock or shares; or

(iii)	in the case of a dividend or other distribution declared on the Parent Shares in property other than cash or Parent Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the Board of Directors in accordance with Section 3(e)) and adjusted for the relevant Exchangeable Share Exchange Ratio to the type and amount of property declared as a dividend or other distribution on each Parent Share; and

such dividends or other distributions shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends or other distributions, or out of authorized but unissued shares of the Company, as applicable; provided, that the Board of Directors may determine, in its sole discretion, to adjust the Exchangeable Share Exchange Ratio as provided herein in lieu of paying any such dividend or other distribution on the Exchangeable Shares, provided further, however, that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the Board of Directors determines in good faith and in its sole discretion that the Company would be liable for any unrecoverable tax as a result of paying any such dividend or distribution in cash. The holders of Exchangeable Shares shall not be entitled to any dividends or other distributions other than or in excess of the dividends or other distributions referred to in this Section 3(a).

(b)	Payments of Dividends and Distributions. Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends or other distributions contemplated by Section 3(a)(i) and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend or other distribution represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares or written evidence of the book entry issuance or transfer to the registered holder of Exchangeable Shares shall be delivered in respect of any stock or share dividends or other distributions contemplated by Section 3(a)(ii), and the sending of such certificates or written evidence to each holder of an Exchangeable Share shall satisfy the stock or share dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or other distributions contemplated by Section 3(a)(iii) shall be issued, distributed or transferred by the Company in such manner as it shall determine, and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend or other distribution represented thereby. Subject to the requirements of applicable Law with respect to unclaimed property, no holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend or other distribution that is represented by a cheque that has not been duly presented to the Company’s bankers for payment or that otherwise remains unclaimed for a period of six (6) years from the date on which such dividend was payable.

(c)	Record and Payment Dates. The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or other distribution declared on the Exchangeable Shares under Section 3(a) shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or other distribution declared on the Parent Shares.

(d)	Partial Payment. If on any payment date for any dividends or other distributions declared on the Exchangeable Shares under Section 3(a) the dividends or other distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or other distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends or other distributions.

(e)	Economic Equivalence. The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the Board of Directors may determine), “economic equivalence” for the purposes of the Exchangeable Share Provisions and each such determination shall be conclusive and binding on the Company and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(i)	in the case of any stock or share dividend or other distribution payable in Parent Shares, the number of such shares issued as a result of such stock or share dividend or other distribution in proportion to the number of Parent Shares previously outstanding;

(ii)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each Parent Share and the Current Market Price of a Parent Share, the price volatility of the Parent Shares and the terms of any such instrument;

(iii)	in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Shares, any rights, options or warrants other than those referred to in Section 3(e)(ii), any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Share and the Current Market Price of a Parent Share;

(iv)	in the case of any subdivision, redivision or change of the then outstanding Parent Shares into a greater number of Parent Shares or the reduction, combination, consolidation or change of the then outstanding Parent Shares into a lesser number of Parent Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting the Parent Shares, the effect thereof upon the then outstanding Parent Shares; and

(v)	in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Shares as a result of differences between taxation Laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

4.	Certain Restrictions

So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10:

(a)	pay any dividends or other distributions on the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or other distributions, other than stock or share dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)	redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking equally with or junior to the Exchangeable Shares with respect to the payment of dividends or the distribution of the assets in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs; or

(c)	issue any Exchangeable Shares or any other shares ranking equally with, or superior to, the Exchangeable Shares, other than, in each case, by way of stock or share dividends to the holders of such Exchangeable Shares;

provided, however, that the restrictions in this Section 4 shall not apply if, in connection with all dividends or other distributions declared and paid on the Parent Shares: (i) all dividends or other distributions on the outstanding Exchangeable Shares shall have been declared and paid in full on the Exchangeable Shares, (ii) the Exchangeable Share Exchange Ratio shall have been adjusted in accordance with these Exchangeable Share Terms, in each case, prior to or as at the date of any such event referred to in this Section 4.

5.	Liquidation

(a)	Liquidation Amount. Subject to applicable Laws and the due exercise by Parent or Callco of the Liquidation Call Right, in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution, winding-up or other distribution (the “Liquidation Date”), before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares an amount per share (the “Liquidation Amount”) equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Company delivering or causing to be delivered to such holder of Exchangeable Shares the Exchangeable Share Consideration representing the Liquidation Amount for each Exchangeable Share held by such holder; provided that, for the avoidance of doubt, upon such a liquidation, dissolution or winding-up of the Company, a holder of Exchangeable Shares shall still have the rights set forth in Section 6(a).

(b)	Payment of Liquidation Amount. In the case of a distribution pursuant to Section 5(a), and provided that the Liquidation Call Right has not been exercised by Parent or Callco, on or promptly after the Liquidation Date, the Company shall deliver or cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share, less any amounts withheld on account of Tax required to be deducted and withheld therefrom, upon presentation and surrender of a certificate or certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and the articles of the Company, as applicable, and such additional documents, instruments and payments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of such holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the Exchangeable Share Consideration such holder is entitled to receive pursuant to Section 5(a). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof other than the right to receive their proportionate part of the aggregate Liquidation Amount, without interest, unless payment of the aggregate Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates and other required documents in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited in a custodial account with, any chartered bank or trust company the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares as of the date of such deposit shall be limited to receiving its proportionate part of the aggregate Liquidation Amount for such Exchangeable Shares so deposited, without interest, and all dividends and other distributions with respect to the Parent Shares to which such holder is entitled with a record date on or after the date of such deposit and before the date of transfer of such Parent Shares to such holder (in each case less any amounts withheld on account of Tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Shares delivered to them or the custodian on their behalf.

(c)	No Right to Participate in Further Distributions. After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the aggregate Liquidation Amount per Exchangeable Share pursuant to this Section 5, such holders shall not be entitled to share in any further distribution of the assets of the Company.

(d)	Required Approval. The liquidation, dissolution or winding up of the Company shall only be permitted with the favourable approval of the holders of the Exchangeable Shares given in accordance with Section 10(b).

6.	Retraction of Exchangeable Shares

(a)	Retraction at Option of Holder.

(i)	Subject to applicable Laws and the due exercise by Parent or Callco of the Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require the Company to redeem or Parent to purchase (at the holder’s discretion) any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Price”), which price shall be satisfied in full by the Company or Parent delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Price. A holder of Exchangeable Shares must give notice of a request to redeem or purchase, as applicable, by presenting and surrendering to the Company or Parent, as applicable, at the registered office of the Company or Parent, as applicable, or at any office of the Transfer Agent as may be specified by the Company or Parent, as applicable, by notice to the holders of the Exchangeable Shares, the certificate or certificates representing the Exchangeable Shares that such holder desires to have the Company or Parent redeem or purchase, as applicable, together with (A) such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and the articles of the Company, as applicable, together with such additional documents, instruments and payments as the Transfer Agent and the Company or Parent, as applicable, may reasonably require and (B) a duly executed request (the “Retraction Request”) in the form of Appendix I hereto or in such other form as may be acceptable to the Company or Parent, as applicable:

(A)	specifying that such holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Company or purchased by Parent, as applicable;

(B)	stating the Business Day on which the holder desires to have the Company redeem or Parent purchase, as applicable, the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall not be less than ten (10) Business Days nor more than fifteen (15) Business Days after the date on which the Retraction Request is received by the Company or Parent, as applicable, and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the fifteenth (15th) Business Day after the date on which the Retraction Request is received by the Company or Parent, as applicable; and

(C)	acknowledging the overriding right (the “Retraction Call Right”) of Parent and Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Parent or Callco in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Right Purchase Price and on the other terms and conditions set out in Section 6(b).

(ii)	In the case of a redemption or purchase, as applicable, of Exchangeable Shares pursuant to this Section 6(a), upon receipt by the Company or Parent, as applicable, or the Transfer Agent in the manner specified in Section 6(a)(i) of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Company redeem or Parent purchase, as applicable, together with a duly executed Retraction Request and such additional documents and instruments specified in Section 6(a)(i) or that the Company or Parent, as applicable, may reasonably require, and provided that (A) the Retraction Request has not been revoked by the holder of such Retracted Shares in the manner specified in Section 6(a)(iv), and (B) neither Parent nor Callco has exercised the Retraction Call Right, the Company shall redeem or Parent shall purchase, as applicable, the Retracted Shares effective at the close of business on the Retraction Date. On the Retraction Date, the Company or Parent, as applicable, shall deliver or cause to be delivered to such holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the Retraction Request or by holding for pick-up by the holder at the registered office of the Company or Parent, as applicable, or at any office of the Transfer Agent as may be specified by the Company or Parent, as applicable, by notice to the holders of the Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Price and such delivery of such Exchangeable Share Consideration by or on behalf of the Company or Parent, as applicable, by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such Exchangeable Share Consideration, unless any cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation. If only a part of the Exchangeable Shares represented by any certificate is redeemed or purchased, as applicable, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company or Parent, as applicable. On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the aggregate Retraction Price in respect thereof, unless payment of the aggregate Retraction Price payable to such holder shall not be made upon presentation and surrender of share certificates and other required documents in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of the certificates and payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company or purchased by Parent, as applicable, shall thereafter be considered and deemed for all purposes to be a holder of the Parent Shares delivered to such holder.

(iii)	Notwithstanding any other provision of this Section 6, the Company shall not be obligated to redeem and Parent shall not be obligated to purchase, as applicable, Retracted Shares specified by a holder in a Retraction Request if and to the extent that such redemption or purchase of Retracted Shares, as applicable, would be contrary to solvency requirements or other provisions of applicable Laws. If the Company or Parent, as applicable believes, after due enquiry, that on any Retraction Date it would not be permitted by any of such provisions to redeem or purchase, as applicable, the Retracted Shares tendered for redemption or purchase, as applicable, on such date, and provided that neither Parent nor Callco has exercised the Retraction Call Right with respect to such Retracted Shares, the Company or Parent, as applicable, shall only be obligated to redeem or purchase, as applicable, Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed or purchased, as applicable, (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company or purchased by Parent, as applicable. In any case in which the redemption by the Company or purchase by Parent, as applicable, of Retracted Shares would be contrary to solvency requirements or other provisions of applicable Laws, the Company shall redeem or Parent shall purchase, as applicable, Retracted Shares in accordance with Section 6(a)(ii) on a pro rata basis in proportion to the total number of Exchangeable Shares tendered for retraction and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted Shares not redeemed by the Company or purchased by Parent, as applicable, pursuant to Section 6(a)(ii). If the Company or Parent, as applicable, would otherwise be obligated to redeem or purchase, as applicable, Retracted Shares pursuant to Section 6(a)(ii) but is not obligated to do so as a result of solvency requirements or other provisions of applicable Laws, the holder of any such Retracted Shares not redeemed by the Company or Parent pursuant to Section 6(a)(ii) as a result of solvency requirements or other provisions of applicable Laws shall be deemed, by delivery of the Retraction Request, to have instructed the Transfer Agent to require Parent or Callco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Parent or Callco to such holder of the aggregate Retraction Price in respect of such Retracted Shares, all as more specifically provided for in the Exchangeable Share Support Agreement.

(iv)	A holder of Retracted Shares may, by notice in writing given by the holder to the Company or Parent, as applicable, before the close of business on the second (2nd) Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Parent or Callco shall be deemed to have been revoked.

(v)	Notwithstanding any other provision of this Section 6(a), if:

(A)	the exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require the Company to redeem, or Parent to purchase, as applicable, any Exchangeable Shares pursuant to this Section 6(a) on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of the NASDAQ to the listing (subject to official notice of issuance) of the Parent Shares that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

(B)	as a result of (A) above, it would not be practicable (notwithstanding the reasonable endeavours of Parent) to obtain such approvals in time to enable all or any of such Parent Shares to be admitted to listing by the NASDAQ (subject to official notice of issuance) when so delivered; the Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (1) the second Business Day immediately following the date the approvals referred to in Section 6(a)(v)(A) are obtained and (2) the date which is thirty (30) Business Days after the date on which the relevant Retraction Request is received by the Company or Parent, as applicable, and references in these Exchangeable Share Provisions to such Retraction Date shall be construed accordingly.

(b)	Retraction Call Rights.

(i)	In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 6(a), and subject to the limitations set forth in Section 6(a)(ii) (including that Callco shall only be entitled to exercise its Retraction Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which Parent has not exercised its Retraction Call Right), the Retraction Call Right will be available to each of Parent and Callco, notwithstanding the proposed redemption of the Exchangeable Shares by the Company or purchase of the Exchangeable Shares by Parent, as applicable, pursuant to Section 6(a), to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by Parent or Callco, as the case may be, of an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Call Right Purchase Price”), which price shall be satisfied in full by Parent or Callco, as the case may be, delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price. Upon the exercise of the Retraction Call Right in respect of Retracted Shares, the holder of such Retracted Shares shall be obligated to sell all of such Retracted Shares to Parent or Callco, as the case may be, on the Retraction Date on payment by Parent or Callco, as the case may be, of the aggregate Retraction Call Right Purchase Price in respect of such Retracted Shares as set forth in this Section 6(b)(i).

(ii)	Upon receipt by the Company or Parent, as applicable, of a Retraction Request, the Company or Parent, as applicable, shall immediately notify Callco or Parent and, in the event of receipt of a Retraction Request by the Company or Parent, as applicable, shall provide Callco or Parent with a copy of the Retraction Request. Callco shall only be entitled to exercise its Retraction Call Right with respect to those holders of Retracted Shares, if any, in respect of which Parent has not exercised its Retraction Call Right or in respect of which Parent has received the relevant Retraction Request and in respect of which Parent has not exercised its Retraction Call Right. In order to exercise its Retraction Call Right, Parent or Callco, as the case may be, must notify the Company or Parent, as applicable, and the Transfer Agent, as agent for the holders of the Exchangeable Shares, in writing of its determination to do so (a “Retraction Call Notice”) within five (5) Business Days after the Company or Parent, as applicable, notifies Callco or Parent and, solely in the event of receipt of a Retraction Request by the Company or Parent. If neither Parent nor Callco so notifies the Company or Parent, as applicable, within such five (5) Business Day period, the Company or Parent, as applicable, shall notify the holder as soon as possible thereafter that neither Callco nor Parent will exercise the Retraction Call Right. If one or both of Parent and Callco delivers a Retraction Call Notice within such five (5) Business Day period and duly exercises its Retraction Call Right in accordance with this Section 6(b)(ii), the obligation of the Company to redeem, or Parent to purchase, as applicable, the Retracted Shares shall terminate and, provided that the Retraction Request is not revoked by the holder of such Retracted Shares in the manner specified in Section 6(a)(iv), Parent or Callco, as the case may be, shall purchase from such holder and such holder shall sell to Parent or Callco, as the case may be, on the Retraction Date the Retracted Shares for an amount per share equal to the Retraction Call Right Purchase Price. Provided that the aggregate Retraction Call Right Purchase Price has been so deposited with the Transfer Agent as provided in Section 6(b)(iii), the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company or purchase by Parent, as applicable, of such Retracted Shares shall take place on the Retraction Date.

(iii)	For the purpose of completing a purchase of Retracted Shares pursuant to the exercise of the Retraction Call Right, Parent or Callco, as the case may be, shall deliver or cause to be delivered to the holder of such Retracted Shares, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Company or Parent, as applicable, or at any office of the Transfer Agent as may be specified by the Company or Parent, as applicable, by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price to which such holder is entitled and such delivery of Exchangeable Share Consideration on behalf of Parent or Callco, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Right Purchase Price to the extent that the same is represented by such Exchangeable Share Consideration, unless any cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation.

(iv)	Holders of Exchangeable Shares shall have the rights and obligations, as applicable, in respect of the Retraction Call Right, the Liquidation Call Right, the Redemption Call Right and the Change of Law Call Right as described in Article 5 of the Exchangeable Share Support Agreement.

(v)	On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the aggregate Retraction Call Right Purchase Price in respect thereof, unless payment of the aggregate Retraction Call Right Purchase Price payable to such holder shall not be made upon presentation and surrender of share certificates and other required documents in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Right Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Call Right Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by Parent or Callco, as the case may be, shall thereafter be considered and deemed for all purposes to be a holder of the Parent Shares delivered to such holder.

7.	Redemption of Exchangeable Shares

(a)	Redemption Amount. Subject to applicable Laws and the due exercise by Parent or Callco of the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its Subsidiaries) for an amount per share (the “Redemption Price”) equal to the Exchangeable Share Price on the last Business Day prior to the Redemption Date, which price shall be satisfied in full by the Company delivering or causing to be delivered to each holder of Exchangeable Shares the Exchangeable Share Consideration for each Exchangeable Share held by such holder; provided that in the event that the Redemption Date is the seventh (7th) anniversary of the Effective Date (such redemption, the “Seventh Anniversary Redemption”), then Parent shall be required to purchase all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its Subsidiaries) for the Redemption Price equal to the Exchangeable Share Price on the last Business Day prior to the Redemption Date, which price shall be satisfied in full by Parent delivering or causing to be delivered to each holder of Exchangeable Shares the Exchangeable Share Consideration for each Exchangeable Share held by such holder, and each holder of Exchangeable Shares shall be obligated to sell all of the Exchangeable Shares held by the holder to Parent on the Seventh Anniversary Redemption Date upon payment by Parent to such holder of the Exchangeable Share Price (payable in the form of Exchangeable Share Consideration), and the Company shall have no obligation to redeem, or to pay the redemption price otherwise payable by the Company in respect of the Exchangeable Shares so purchased.

(b)	Notice of Redemption. In the case of a redemption or purchase of Exchangeable Shares pursuant to Section 7(a), the Company or, in the case of the Seventh Anniversary Redemption, Parent shall, at least sixty (60) days before the Redemption Date (other than a Redemption Date established in connection with a Parent Extraordinary Transaction), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by Parent and/or Callco under the Redemption Call Right or, in the case of the Seventh Anniversary Redemption, the purchase by Parent, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Parent Extraordinary Transaction, the written notice of the redemption by the Company or the purchase by Parent and/or Callco, as the case may be, of the Exchangeable Shares under the Redemption Call Right will be sent on or before the Redemption Date, on as many days’ prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

(c)	Payment of Redemption Price. On or promptly after the Redemption Date, and provided that the Redemption Call Right has not been exercised by Parent or Callco, the Company or, in the case of the Seventh Anniversary Redemption, Parent shall deliver or cause to be delivered to the holders of the Exchangeable Shares to be redeemed or purchased, as the case may be, the Redemption Price for each such Exchangeable Share, upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and the articles of the Company, as applicable, together with such additional documents, instruments and payments as the Transfer Agent and the Company or, in the case of the Seventh Anniversary Redemption, Parent may reasonably require, at the registered office of the Company or, in the case of the Seventh Anniversary Redemption, Parent or at any office of the Transfer Agent as may be specified by notice to the holders of the Exchangeable Shares. Payment of the Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Transfer Agent as may be specified by the Company or, in the case of the Seventh Anniversary Redemption, Parent by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Redemption Price. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption or purchase shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof other than the right to receive each of their respective portion of the aggregate Redemption Price, without interest, unless payment of the aggregate Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner hereinbefore provided. The Company or, in the case of the Seventh Anniversary Redemption, Parent shall have the right at any time after the sending of notice of its intention to redeem or purchase the Exchangeable Shares as aforesaid to deposit or cause to be deposited the aggregate Redemption Price (in the form of Exchangeable Share Consideration) of the Exchangeable Shares so called for redemption or purchase, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption or purchase, in a custodial account with any chartered bank or trust company in Canada named in such notice and any interest earned on such deposit shall belong to the Company or, in the case of the Seventh Anniversary Redemption, Parent. Provided that such aggregate Redemption Price has been so deposited prior to the Redemption Date, on and after the Redemption Date, the Exchangeable Shares in respect of which such deposit shall have been made shall be redeemed or purchased and the rights of the holders thereof after the Redemption Date shall be limited to receiving, without interest, each of their respective portion of the aggregate Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the certificates for the Exchangeable Shares held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Shares delivered to them or the custodian on their behalf.

8.	Voting Rights

Except as required by applicable Laws and by Section 5(d) and Section 10, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not be entitled to class votes except as required by applicable Law. The holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of Parent or to vote at any such meeting.

9.	Specified Amount

The amount specified in respect of each Exchangeable Share for the purposes of subsection 191(4) of the Income Tax Act (Canada) shall be an amount set out by the Company in a press release issued on or before the date that Exchangeable Shares are first issued.

10.	Amendment and Approval

(a)	Amendment. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

(b)	Approval. Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares in accordance with applicable Laws shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable Laws subject to, in respect of any approval required by Section 5(d), Section 11 or Section 12, a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided, however, that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five (5) days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

11.	Reciprocal Changes, etc. in Respect of Parent Shares

(a)	Acknowledgement in Respect of Issuances or Distributions. Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement provides, in part, that Parent will not, except as provided in the Exchangeable Share Support Agreement, without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10(b):

(i)	issue or distribute Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) to the holders of all or substantially all of the then-outstanding Parent Shares by way of stock or share dividend or other distribution, other than an issue of Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) to holders of Parent Shares (A) who exercise an option to receive dividends in Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) in lieu of receiving cash dividends, or (B) pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement;

(ii)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Shares entitling them to subscribe for or to purchase Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares); or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding Parent Shares:

(A)	shares or securities of Parent of any class other than Parent Shares (or securities convertible into or exchangeable for or carrying rights to acquire Parent Shares);

(B)	rights, options or warrants other than those referred to in Section 11(a)(ii) above;

(C)	evidence of indebtedness of Parent; or

(D)	assets of Parent;

unless, in each case, the Company issues or distributes the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement.

(b)	Acknowledgement in Respect of Corporate Changes. Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement further provides, in part, that for so long as any Exchangeable Shares not owned by Parent or its Subsidiaries are outstanding, Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10(b):

(i)	subdivide, redivide or change the then outstanding Parent Shares into a greater number of Parent Shares;

(ii)	reduce, combine, consolidate or change the then outstanding Parent Shares into a lesser number of Parent Shares; or

(iii)	reclassify or otherwise change the Parent Shares or effect an amalgamation, merger, arrangement, reorganization or other transaction affecting the Parent Shares;

unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Arrangement Agreement and the Plan of Arrangement. The Exchangeable Share Support Agreement further provides, in part, that the aforesaid provisions of the Exchangeable Share Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10(b).

(c)	Successorship Transaction. Notwithstanding the foregoing provisions of this Section 11, in the event of a Parent Extraordinary Transaction:

(i)	in which Parent merges, combines or amalgamates with, or in which all or substantially all of the then outstanding Parent Shares are acquired by one or more other corporations to which Parent is, immediately before such merger, combination, amalgamation or acquisition, related within the meaning of the Income Tax Act (Canada) (otherwise than virtue of a right referred to in paragraph 251(5)(b) thereof);

(ii)	which does not result in an acceleration of the Redemption Date in accordance with Paragraph (ii) of the definition of such term in Section 1(a); and

(iii)	in which all or substantially all of the then outstanding Parent Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Parent Extraordinary Transaction, owns or controls, directly or indirectly, Parent;

then all references herein to “Parent” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Parent Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of shares pursuant to these Exchangeable Share Provisions or the Exchangeable Share Support Agreement including the exchange of such shares pursuant to the Exchangeable Share Support Agreement immediately subsequent to the Parent Extraordinary Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to these Exchangeable Share Provisions or the Exchangeable Share Support Agreement including the exchange of such shares pursuant to the Exchangeable Share Support Agreement had occurred immediately prior to the Parent Extraordinary Transaction and the Parent Extraordinary Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

12.	Actions by the Company under Exchangeable Share Support Agreement

(a)	Actions by the Company. The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent, Callco and the Company with all provisions of the Exchangeable Share Support Agreement applicable to Parent, Callco and the Company, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreement.

(b)	Changes to the Exchangeable Share Support Agreement. The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Exchangeable Share Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10(b) other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(i)	adding to the covenants of any or all of the other parties to the Exchangeable Share Support Agreement if the board of directors of each of Parent, Callco and the Company shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(ii)	evidencing the succession of successors to Parent either by operation of Law or agreement to the liabilities and covenants of Parent under the Exchangeable Share Support Agreement (“Parent Successors”) and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 3 of the Exchangeable Share Support Agreement;

(iii)	making such amendments or modifications not inconsistent with the Exchangeable Share Support Agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the board of directors of each of Parent, Callco and the Company, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments and modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(iv)	making such changes in or corrections to the Exchangeable Share Support Agreement which, on the advice of counsel to Parent, Callco and the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the board of directors of each of Parent, Callco and the Company shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

13.	Legend; Call Rights; Withholding Rights; Tax Treatment

(a)	Legend. The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors with respect to the Exchangeable Share Support Agreement, including the provisions relating to the Liquidation Call Right, the Redemption Call Right and the Change of Law Call Right, and the Retraction Call Right.

(b)	Call Rights. Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Redemption Call Right, the Change of Law Call Right and the Retraction Call Right, in each case, in favour of Parent and Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Parent and Callco as provided herein and in the Exchangeable Share Support Agreement.

(c)	Withholding Rights. Each of Parent, the Company, Callco, the Transfer Agent and any other Person that has any withholding obligation with respect to any amount paid, deemed paid or otherwise deliverable to any holder of Exchangeable Shares (any such Person, an “Other Withholding Agent”) shall be entitled to deduct and withhold or direct Parent, the Company, Callco, the Transfer Agent, or any Other Withholding Agent to deduct and withhold on their behalf, from any amount or consideration paid, deemed paid or otherwise deliverable to any holder of Exchangeable Shares such amounts as are required to be deducted or withheld with respect to such payment or deemed payment under the Income Tax Act (Canada) or United States Tax Laws or any provision of federal, provincial, territorial, state, local, foreign or other Tax Law, in each case, as amended or succeeded. Parent, the Company, Callco, the Transfer Agent, or any Other Withholding Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares to whom such amounts would otherwise have been paid or deemed paid and such deducted or withheld amounts shall be timely remitted to the appropriate Governmental Authority as required by applicable Law. To the extent that the amount so required to be deducted or withheld from any payment or deemed payment to a holder exceeds the cash portion of the amount or consideration otherwise payable to the holder (such difference, a “Withholding Shortfall”), Parent, the Company, Callco, the Transfer Agent, and any Other Withholding Agent are hereby authorized to (A) (i) sell or otherwise dispose of, or direct Parent, the Company, Callco, the Transfer Agent or any Other Withholding Agent to sell or otherwise dispose of, on their own account or through a broker (the “Broker”) and on behalf of the relevant holder or (ii) require such holder to irrevocably direct the sale through a Broker and irrevocably direct the Broker pay the proceeds of such sale to Parent, the Company, Callco, the Transfer Agent or any Other Withholding Agent, as appropriate (and, in the absence of such irrevocable direction, the holder shall be deemed to have provided such irrevocable direction), such portion of the amount or consideration as is necessary to provide sufficient funds (after deducting commissions payable to the Broker and other costs and expenses) to Parent, the Company, Callco, the Transfer Agent or any Other Withholding Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent, the Company, Callco, the Transfer Agent or any Other Withholding Agent, as the case may be, shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale or (B) require such holder to deliver a Retraction Request for a number of Exchangeable Shares that would entitle such holder to net proceeds greater than or equal to the Withholding Shortfall and withhold the Withholding Shortfall from such net proceeds and remit to such holder any unapplied balance of the net proceeds. Each of Parent, Callco, the Company, the Transfer Agent, the Broker or any Other Withholding Agent, as applicable, shall act in a commercially reasonable manner in respect of any withholding obligation; however, none of Parent, the Company, Callco, the Transfer Agent, the Broker or any Other Withholding Agent, as applicable, will be liable for any loss arising out of any sale or other disposal of such consideration, including any loss relating to the manner or timing of such sale or other disposal, the prices at which the consideration is sold or otherwise disposed of or otherwise.

(d)	Tax Treatment. The Exchangeable Shares shall be treated as shares of Parent for all U.S. federal income tax purposes except to the extent otherwise required by “determination” within the meaning of Section 1313(a) of the Internal Revenue Code or 1986, as amended.

14.	Notices

(a)	Notices. Subject to applicable Laws, any notice, request or other communication to be given to the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by personal delivery or delivery by courier to the registered office of the Company and addressed to the attention of the Secretary of the Company. Any such notice, request or other communication, if given by mail or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

(b)	Certificates. Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or the retraction or redemption of Exchangeable Shares shall be made by first class mail (postage prepaid) or by personal delivery or delivery by courier to the registered office of the Company or Parent, as applicable, or to such office of the Transfer Agent as may be specified by the Company or Parent, as applicable, in each case, addressed to the attention of the Secretary of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by first class mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

(c)	Notice to Shareholders.

(i)	Subject to applicable Laws, any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by personal delivery or delivery by courier to the address of the holder recorded in the register of shareholders of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.

(ii)	In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, the Company shall make reasonable efforts to disseminate any notice by other means, such as publication. Except as otherwise required or permitted by Law, if post offices in Canada are not open for the deposit of mail, any notice which the Company or the Transfer Agent may give or cause to be given hereunder will be deemed to have been properly given and to have been received by holders of Exchangeable Shares if it is published once in the national edition of The Globe and Mail and in a daily newspaper of general circulation in the French language in the City of Montreal, provided that if the national edition of The Globe and Mail is not being generally circulated, publication thereof will be made in the National Post or any other daily newspaper of general circulation published in the City of Toronto.

(iii)	Notwithstanding any other provisions of these Exchangeable Share Provisions, notices, other communications and deliveries need not be mailed if the Company determines that delivery thereof by mail may be delayed. Persons entitled to any deliveries (including certificates and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as the Company has determined that delivery by mail will no longer be delayed. The Company will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section 14(c). Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

15.	Disclosure of Interests in Exchangeable Shares

The Company shall be entitled to require any holder of an Exchangeable Share or any person whom the Company knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to (a) confirm that fact, or (b) give such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of “equity securities” of the Company) under section 5.2 of National Instrument 62-104 – Take-Over Bids and Issuer Bids of the Canadian securities regulatory authorities or as would be required under the articles of Parent or any Laws or regulations, or pursuant to the rules or regulations of any regulatory agency, if and only to the extent that the Exchangeable Shares were Parent Shares.

16.	Fractional Shares

In no event shall any holder of an Exchangeable Share be entitled to a fractional Parent Share. Where the aggregate number of Parent Shares to be issued to a holder of an Exchangeable Share upon the exchange, redemption or purchase of such holder’s Exchangeable Share pursuant to Articles 5, 6 or 7 would result in a fraction of a Parent Share being issuable the number of Parent Shares to be received by such holder shall be rounded down to the nearest whole Parent Share. In lieu of any such fractional Parent Share, any holder of an Exchangeable Share otherwise entitled to a fractional interest in a Parent Share will be entitled to receive a cash payment equal to such fractional interest multiplied by the Current Market Price, rounded down to the nearest whole cent, as part of the Exchangeable Share Consideration.

APPENDIX I
TO ANNEX A

RETRACTION REQUEST

[TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To:           Penn National Gaming, Inc. (“Parent”)

And to:    1317769 B.C. Ltd. (“Callco”)

And to:    1317774 B.C. Ltd. (the “Company”)

This notice is given pursuant to Section 6 of the share provisions (the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares of the Company represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Exchangeable Share Provisions have the meanings ascribed to such words and expressions in such Exchangeable Share Provisions.

The undersigned hereby notifies the Company and Parent that, subject to the Retraction Call Right referred to below, the undersigned desires to have: (select one)

☐    the Company redeem

☐   Parent purchase

in accordance with Section 6 of the Exchangeable Share Provisions: (select one)

☐    all share(s) represented by this certificate

☐    share(s) only represented by this certificate

The undersigned hereby notifies the Company or Parent, as applicable, that the Retraction Date shall be ________________.

NOTE: The Retraction Date must be a Business Day and must not be less than ten (10) Business Days nor more than fifteen (15) Business Days after the date upon which this notice is received by the Company or Parent, as applicable. If no such Business Day is specified above, the Retraction Date shall be deemed to be the fifteenth (15th) Business Day after the date on which this notice is received by the Company or Parent, as applicable.

The undersigned acknowledges the overriding Retraction Call Right of Callco and, in the case of a redemption by the Company, Parent to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Parent and/or Callco, as applicable, in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Right Purchase Price and on the other terms and conditions set out in Section 6(b) of the Exchangeable Share Provisions. If Parent or Callco, as applicable, does not exercise the Retraction Call Right, the Company or Parent, as applicable, will notify the undersigned of such fact as soon as possible. This Retraction Request, and this offer to sell the Retracted Shares to Parent or Callco, as applicable, may be revoked and withdrawn by the undersigned only by notice in writing given to the Company or Parent, as applicable, at any time before the close of business on the second (2nd) Business Day immediately preceding the Retraction Date.

In connection with a redemption of Retracted Shares by the Company, if applicable, the undersigned acknowledges that if, as a result of solvency provisions of applicable Law, the Company is unable to redeem all Retracted Shares, and provided that neither Parent nor Callco has exercised the Retraction Call Right with respect to the Retracted Shares, the Retracted Shares will be automatically exchanged pursuant to the Exchangeable Share Support Agreement so as to require Parent to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to Parent, Callco and the Company that the undersigned: (select one)

☐    is

☐    is not

a resident of Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS A RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

The undersigned hereby represents and warrants to Parent, Callco and the Company that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Parent, Callco or the Company, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐	Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which such certificates and cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

Note: This panel must be completed and this certificate, together with such additional documents and payments (including, without limitation, any applicable stamp taxes) as the Transfer Agent and the Company may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Company and the certificates for the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Securities or Cheque(s)

Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:
Signature of Shareholder:
City, Province and Postal Code:
Signature Guaranteed by:

Note: If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Company represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Company, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

APPENDIX II

FORM OF EXCHANGEABLE SHARE SUPPORT AGREEMENT

See attached.

EXCHANGEABLE SHARE SUPPORT AGREEMENT

This EXCHANGEABLE SHARE SUPPORT AGREEMENT made as of ● among Penn National Gaming, Inc., a corporation existing under the laws of Pennsylvania (“Parent”), 1317769 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia (“Callco”), and 1317774 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia (the “Company”).

RECITALS:

A.	In connection with an arrangement agreement (the “Arrangement Agreement”) dated August 4, 2021 among Parent, the Company and Score Media and Gaming Inc. (“theScore”), as amended, the Company is to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of Class A Subordinate Voting Shares and Special Voting Shares in the capital of theScore pursuant to an arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Arrangement”) on the terms and conditions set out in the Plan of Arrangement (as defined in the Arrangement Agreement).

B.	Pursuant to the Arrangement Agreement, and as a step in the Plan of Arrangement, Parent, Callco and the Company are required to enter into an exchangeable share support agreement (the “Agreement”) and all holders of Exchangeable Shares shall be deemed to be parties to the Agreement as if they had executed such agreement.

C.	In connection with the Plan of Arrangement, it is necessary and advisable to provide Parent and Callco with the rights herein with respect to the Exchangeable Shares.

In consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties hereby agree as follows:

Article 1
DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of the Company, unless the context requires otherwise and the following terms shall have the following meanings:

“1933 Act” has the meaning set forth in Section 2.6(a);

“Automatic Exchange Right” has the meaning set forth in Section 3.10(b);

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than Parent, its Subsidiaries or the Company;

“Broker” has the meaning set forth in Section 3.11;

“Callco Note” has the meaning set forth in Section 6.1(b);

“Canadian Resident” means either (i) a person who, at the relevant time, is a resident of Canada for purposes of the Income Tax Act (Canada), or (ii) a partnership that is a "Canadian partnership" for purposes of the Income Tax Act (Canada);

“Change of Law” means any amendment to the Income Tax Act (Canada) and other applicable provincial income tax Laws that permits Canadian Resident holders of the Exchangeable Shares, who hold the Exchangeable Shares as capital property and deal at arm's length with Parent and the Company (all for the purposes of the Income Tax Act (Canada) and other applicable provincial income tax Laws), to exchange their Exchangeable Shares for Parent Shares on a basis that will not require such holders to recognize any income, gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Income Tax Act (Canada) or applicable provincial income tax Laws;

“Change of Law Call Date” has the meaning set forth in Section 5.3(b);

“Change of Law Call Purchase Price” has the meaning set forth in Section 5.3(a);

“Change of Law Call Right” has the meaning set forth in Section 5.3(a);

“Equivalent Dividend” has the meaning set forth in Section 2.1(a)(i);

“Exchange Right” has the meaning set forth in Section 3.1(a);

“Insolvency Event” means (i) the institution by the Company of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Company to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, (ii) the filing by the Company of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), or the failure by the Company to contest in good faith any such proceedings commenced in respect of the Company within thirty (30) days of becoming aware thereof, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, (iii) the making by the Company of a general assignment for the benefit of creditors, or the admission in writing by the Company of its inability to pay its debts generally as they become due or (iv) the Company not being permitted, pursuant to solvency requirements of applicable Law, to redeem any Retracted Shares pursuant to Section 6(a)(iii) of the Exchangeable Share Provisions specified in a retraction request delivered to the Company in accordance with Section 6 of the Exchangeable Share Provisions;

“Liquidation Call Purchase Price” has the meaning set forth in Section 5.1(a);

“Liquidation Call Right” has the meaning set forth in Section 5.1(a);

“Liquidation Event” has the meaning set forth in Section 3.10(a);

“Liquidation Event Effective Date” has the meaning set forth in Section 3.10(c);

“Offer” has the meaning set forth in Section 2.8;

“Other Corporation” has the meaning set forth in Section 4.4(c);

“Other Shares” has the meaning set forth in Section 4.4(c);

“Parent Successor” has the meaning set forth in Section 4.1(a);

“PIV” has the meaning set forth in Section 6.1(a);

“Redemption Call Purchase Price” has the meaning set forth in Section 5.2(a);

“Redemption Call Right” has the meaning set forth in Section 5.2(a);

“Registration Statement” has the meaning set forth in Section 2.6(a);

“Retracted Shares” has the meaning set forth in Section 3.7; and

“Withholding Shortfall” has the meaning set for thin Section 3.11.

1.2	Interpretation Not Affected by Headings

The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified.

1.3	Number and Gender

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

1.4	Date of any Action

If the date on which any action is required or permitted to be taken under this Agreement by a person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

1.5	Statutes

Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

Article 2
COVENANTS OF PARENT AND THE COMPANY

2.1	Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by Parent, its Subsidiaries or the Company are outstanding, Parent shall:

(a)	not take any action that will result in the declaration or payment of any dividend or make any other distribution on the Parent Shares unless:

(i)	the Company shall (A) simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as determined in accordance with the Exchangeable Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”), (B) in the case of a cash dividend or other distribution, receive sufficient money or other assets from Parent (through any intermediary entities) to enable the due declaration and the due and punctual payment, in accordance with applicable Law and the Exchangeable Share Provisions, of any such Equivalent Dividend and (C) in the case of a dividend or other distribution that is a stock or share dividend or a distribution of stock or shares, have sufficient authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable Law and the Exchangeable Share Provisions, of any such Equivalent Dividend; provided, however, for the avoidance of doubt, that in no event may the Company, elect to effect a dividend or other distribution that is a stock or share dividend or a distribution of stock or shares in the form of cash or property other than stock or shares;

(ii)	if the board of directors of the Company so chooses, in its sole discretion, as an alternative to taking any of the actions described in (i), the Company shall adjust the Exchangeable Share Exchange Ratio in accordance with the Exchangeable Share Provisions, provided, however, that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the Board of Directors determines in good faith and in its sole discretion that the Company would be liable for any unrecoverable tax as a result of taking any of the actions described in (i) and determines to adjust the Exchangeable Share Exchange Ratio in lieu of taking any such action;

(b)	advise the Company sufficiently in advance of the declaration by Parent of any dividend or other distribution on the Parent Shares and take all such other actions as are reasonably necessary or desirable, in co-operation with the Company, to ensure that the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend or other distribution on the Parent Shares;

(c)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Company, in accordance with applicable Law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by the Company, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Company to deliver or cause to be delivered Parent Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of Sections 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions;

(d)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Parent or Callco, as the case may be, in accordance with applicable Law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Parent or Callco, as the case may be, to deliver or cause to be delivered Parent Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as the case may be;

(e)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Parent, in accordance with applicable Law, to perform its obligations in connection with a Retraction Request pursuant to Section 6 of the Exchangeable Share Provisions and a Seventh Anniversary Redemption pursuant to Section 7 of the Exchangeable Share Provisions, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Parent to deliver or cause to be delivered Parent Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of Sections 6 and 7 of the Exchangeable Share Provisions; and

(f)	not exercise its vote as a shareholder of the Company to initiate the voluntary liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, without the prior written consent of the holders of the Exchangeable Shares as long as any Exchangeable Shares are outstanding.

2.2	Segregation of Funds

Parent will deposit a sufficient amount of funds in a separate account of Parent and segregate a sufficient amount of such other assets and property as is necessary to enable the Company to pay or otherwise satisfy its obligations with respect to the applicable dividend, Liquidation Amount, Retraction Price or Redemption Price, in each case once such amounts become payable under the terms of this Agreement or the Exchangeable Share Provisions. Once such amounts become payable, Parent will transfer such funds to the Company (through any intermediary entities) and the Company will use such funds, assets and property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3	Reservation of Parent Shares

Parent hereby represents, warrants and covenants in favour of the Company and Callco that Parent has reserved for issuance and shall, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Shares (or other shares or securities into which Parent Shares may be reclassified or changed as contemplated by Section 2.7):

(a)	as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and

(b)	as are now and may hereafter be required to enable and permit each of Parent, Callco and the Company to meet its obligations under the Exchangeable Share Provisions, this Agreement and any other security or commitment relating to the Arrangement pursuant to which Parent may now or hereafter be required to issue or cause to be issued Parent Shares.

2.4	Notification of Certain Events

In order to assist Parent to comply with its obligations hereunder and to permit Parent or Callco to exercise, as the case may be, the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as applicable, the Company shall notify Parent and Callco of each of the following events at the time set forth below:

(a)	in the event of any determination by the board of directors of the Company to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least sixty (60) days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)	promptly upon the earlier of (i) receipt by the Company of notice of, and (ii) the Company otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by the Company of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions;

(e)	as soon as practicable upon the issuance by the Company of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares pursuant to the Arrangement); and

(f)	promptly, upon receiving notice of a Change of Law.

2.5	Delivery of Parent Shares

Upon notice from Callco or the Company of any event that requires Callco or the Company to deliver or cause to be delivered Parent Shares to any holder of Exchangeable Shares, Parent shall forthwith issue and deliver or cause to be delivered the requisite number of shares of Parent Shares for the benefit of Callco or the Company, as appropriate, and Callco or the Company, as the case may be, shall forthwith cause to be delivered the requisite number of Parent Shares to be received by or for the benefit of the former holder of the surrendered Exchangeable Shares. All such Parent Shares shall be duly authorized and validly issued as fully paid, non-assessable, free of preemptive rights and shall be free and clear of any lien, claim or encumbrance.

2.6	Qualification of Parent Shares

(a)	Parent covenants and agrees that it shall (i) file a registration statement (or a prospectus supplement thereto) on any form then available to Parent that is appropriate for a delayed or continuous offering of securities (including, without limitation, Forms S-3, S-1 or any successor form thereto) (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “1933 Act”) to register any and all of the Parent Shares to be issued or delivered to holders of the Exchangeable Shares by Parent or Callco (including pursuant to the Exchange Right or the Automatic Exchange Right), (ii) cause the Registration Statement to become effective substantially concurrently and in any event within one (1) Business Day of the date that any Exchangeable Shares are first issued, and (iii) cause the Registration Statement (or a successor or replacement Registration Statement) to remain effective at all times that any Exchangeable Shares remain outstanding. Without limiting the generality of the foregoing, Parent and Callco each covenant and agree that it will take all such actions and do all such things as are reasonably necessary or desirable to make such filings and seek such regulatory consents and approvals as are necessary so that the Parent Shares to be issued or delivered to holders of Exchangeable Shares by Parent or Callco pursuant to the terms of the Exchangeable Share Provisions and this Agreement will be offered, sold, issued and delivered in compliance with the 1933 Act and all applicable state securities Laws, and applicable securities Laws in Canada and will use commercially reasonable efforts to ensure that the Parent Shares will not be “restricted securities” within the meaning of Rule 144 under the 1933 Act or subject to any “hold period” resale restriction under National Instrument 45-102 – Resale of Securities of the Canadian securities regulatory authorities. Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Parent Shares to be delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions and this Agreement to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding Parent Shares have been listed by Parent and remain listed and are quoted or posted for trading at such time.

(b)	Notwithstanding any other provision of the Exchangeable Share Provisions, or any term of this Agreement, no Parent Shares shall be issued (and Parent will not be required to issue any Parent Shares) in connection with any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any retraction, redemption or any other exchange, direct or indirect, of Exchangeable Shares, if such issuance of Parent Shares would not be permitted by applicable Laws.

2.7	Economic Equivalence

(a)	So long as any Exchangeable Shares not owned by Parent or its Subsidiaries are outstanding:

(i)	Parent shall not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10(b) of the Exchangeable Share Provisions:

(A)	issue or distribute Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) to the holders of all or substantially all of the then outstanding Parent Shares by way of stock or share dividend or other distribution, other than an issue of Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) to holders of Parent Shares (1) who exercise an option to receive dividends in Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) in lieu of receiving cash dividends, or (2) pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement; or

(B)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Shares entitling them to subscribe for or to purchase Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares); or

(C)	issue or distribute to the holders of all or substantially all of the then outstanding Parent Shares (1) shares or securities of Parent of any class other than Parent Shares (or securities convertible into or exchangeable for or carrying rights to acquire Parent Shares), (2) rights, options, warrants or other assets other than those referred to in Section 2.7(a)(i)(B), (3) evidence of indebtedness of Parent or (4) assets of Parent;

unless, in each case, the Company issues or distributes the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares including, without limitation, an adjustment to the Exchangeable Share Exchange Ratio in accordance with the terms of the Exchangeable Share Provisions; provided, however, that, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement.

(ii)	Parent shall not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10(b) of the Exchangeable Share Provisions:

(A)	subdivide, redivide or change the then outstanding Parent Shares into a greater number of Parent Shares;

(B)	reduce, combine, consolidate or change the then outstanding Parent Shares into a lesser number of Parent Shares; or

(C)	reclassify or otherwise change the Parent Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Shares;

unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Arrangement Agreement and the Plan of Arrangement.

(b)	The board of directors of the Company shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the board of may determine), “economic equivalence” for the purposes of any event referred to in Section 2.7(a)(i) or Section 2.7(a)(ii) and each such determination shall be conclusive and binding on Parent. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of the Company to be relevant, be considered by the board of directors of the Company:

(i)	in the case of any stock or share dividend or other distribution payable in Parent Shares, the number of such shares issued as a result of such stock or share dividend or other distribution in proportion to the number of Parent Shares previously outstanding;

(ii)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each Parent Share and the Current Market Price of a Parent Share, the price volatility of the Parent Shares and the terms of any such instrument;

(iii)	in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Shares, any rights, options or warrants other than those referred to in Section 2.7(b)(ii), any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the board of directors of the Company in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Share and the Current Market Price of a Parent Share;

(iv)	in the case of any subdivision, redivision or change of the then outstanding Parent Shares into a greater number of Parent Shares or the reduction, combination, consolidation or change of the then outstanding Parent Shares into a lesser number of Parent Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting the Parent Shares, the effect thereof upon the then outstanding Parent Shares; and

(v)	in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Shares as a result of differences between taxation Laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(c)	The Company agrees that, to the extent required, upon due notice from Parent, the Company shall use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by the Company, or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Parent Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8	Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Parent Shares (an “Offer”) is proposed by Parent or is proposed to Parent or its shareholders and is recommended by the board of directors of Parent, or is otherwise effected or to be effected with the consent or approval of the board of directors of Parent, and the Exchangeable Shares are not redeemed by the Company or purchased by Parent or Callco pursuant to the Redemption Call Right, Parent and the Company will use reasonable efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Parent and its Subsidiaries) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Parent Shares, without discrimination. Without limiting the generality of the foregoing, Parent and the Company will use reasonable efforts in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against the Company (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of the Company to redeem, or Parent or Callco to purchase pursuant to the Redemption Call Right, Exchangeable Shares in the event of a Parent Extraordinary Transaction.

2.9	Parent and Subsidiaries Not to Vote Exchangeable Shares

Each of Parent and Callco covenants and agrees that it shall appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Subsidiaries for the sole purpose of attending any meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Each of Parent and Callco further covenants and agrees that it shall not, and shall cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Business Corporations Act (British Columbia) (or any successor or other corporate statute by which the Company may in the future be governed) with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares; provided however, for further clarity, that this Section 2.9 shall not in any way restrict the right of Parent or any of its Subsidiaries to vote their common shares of the Company.

2.10	Ordinary Market Purchases

Nothing contained in this Agreement, including without limitation the obligations of Parent contained in Section 2.8, shall limit the ability of Parent (or any of its affiliates) to make ordinary market or other voluntary purchases of Parent Shares, including by private agreement, in accordance with applicable Laws and regulatory or stock exchange requirements.

2.11	Ownership of Outstanding Shares

Without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10(b) of the Exchangeable Share Provisions, Parent covenants and agrees in favour of the Company that, as long as any outstanding Exchangeable Shares not owned by Parent or its Subsidiaries are outstanding, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of the Company and Callco. Notwithstanding the foregoing, Parent shall not be in violation of this Section 2.11 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of Parent or the Parent Shares pursuant to any merger or similar transaction involving Parent pursuant to which Parent is not the surviving corporation.

2.12	Reimbursement by Parent

Parent shall reimburse the Company for, and indemnify and hold the Company harmless against, any expense or liability incurred by the Company with respect to the Exchangeable Shares.

Article 3
EXCHANGE AND AUTOMATIC EXCHANGE

3.1	Grant and Ownership of the Exchange Right and Automatic Exchange Right

(a)	Parent and, in the case of the Exchange Right, Callco hereby grant to the Company as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries (i) the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require Parent or Callco to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary and (ii) the Automatic Exchange Right, all in accordance with the provisions of this Agreement. Each of Parent and Callco hereby acknowledges receipt from the Company as bare trustee and agent for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by Parent or Callco, as the case may be, to the Company.

(b)	During the term of this Agreement, and subject to the terms and conditions of this Agreement, the Company shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Right, provided that the Company shall:

(i)	hold the Exchange Right and the Automatic Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(ii)	except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Right.

(c)	The obligations of Parent to issue Parent Shares pursuant to the Exchange Right or the Automatic Exchange Right are subject to all applicable Laws and regulatory or stock exchange requirements.

3.2	Legended Share Certificates

The Company shall cause each certificate representing Exchangeable Shares to bear a legend notifying the Beneficiary in respect of the Exchangeable Shares represented by such certificate of (a) his, her or its right to instruct the Company with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by such Beneficiary and (b) the Automatic Exchange Right.

3.3	General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Company. The Company shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 3 from Beneficiaries entitled to instruct the Company as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Company shall not exercise or permit the exercise of the Exchange Right.

3.4	Purchase Price

The purchase price payable by Parent or Callco, as the case may be, for each Exchangeable Share to be purchased by Parent or Callco, as the case may be, pursuant to the exercise of the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of the closing of the purchase and sale of such Exchangeable Share pursuant to such exercise of the Exchange Right, which price may be satisfied only by Parent or Callco, as the case may be, delivering or causing to be delivered the Exchangeable Share Consideration representing such Exchangeable Share Price. Upon payment by Parent or Callco, as the case may be, of the Exchangeable Share Price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by the Company and the Company shall cease to be obligated to pay any amount in respect of such dividends.

3.5	Exercise Instructions

Subject to the terms and conditions set forth herein, a Beneficiary shall be entitled upon the occurrence and during the continuance of an Insolvency Event, to instruct the Company to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary. In order to cause the Company to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of a Beneficiary, such Beneficiary shall deliver to the Company, in person or by certified or registered mail, at its principal office in Wyomissing, Pennsylvania or at such other place as the Company may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Parent or Callco to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under the Business Corporations Act (British Columbia), the articles of the Company and such additional documents and instruments as Parent or the Company may reasonably require together with:

(a)	a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Company to exercise the Exchange Right so as to require Parent or Callco to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Parent or Callco free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the certificates (or the electronic equivalent thereof) representing Parent Shares issuable in connection with the exercise of the Exchange Right are to be issued, and (iv) the names and addresses of the persons to whom such new certificates (or the electronic equivalent thereof) should be delivered; and

(b)	payment (or evidence satisfactory to Parent and the Company of payment) of the taxes (if any) payable as contemplated by Section 3.8 (or evidence satisfactory to Parent and the Company that no such taxes are payable);

provided that if only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Company are to be purchased by Parent or Callco pursuant to the exercise of the Exchange Right, a new certificate (or the electronic equivalent thereof) for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

3.6	Delivery of Parent Shares; Effect of Exercise

Promptly after the receipt by the Company of the certificates representing the Exchangeable Shares which a Beneficiary desires Parent or Callco to purchase pursuant to the exercise of the Exchange Right, together with a notice of exercise and such other documents and instruments specified by Section 3.5, the Company shall notify Parent and Callco of its receipt of the same, which notice to Parent and Callco shall constitute exercise of the Exchange Right by the Company on behalf of such Beneficiary in respect of such Exchangeable Shares, and Parent or Callco, as the case may be, shall promptly thereafter deliver or cause to be delivered to the Company, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with such exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to Parent, Callco and the Company of the payment of) the taxes (if any) payable as contemplated by Section 3.8 (or evidence satisfactory to Parent and the Company that no such taxes are payable). Immediately upon the giving of notice by the Company to Parent and Callco of any exercise of the Exchange Right, as provided in this Section 3.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to Parent or Callco, as the case may be, all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Exchangeable Share Consideration in respect of such Exchangeable Shares, unless such Exchangeable Share Consideration is not delivered by Parent or Callco, as the case may be, to the Company for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) within five (5) Business Days of the date of the giving of such notice by the Company, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is so delivered. Upon delivery of such Exchangeable Share Consideration to the Company, the Company shall promptly deliver such Exchangeable Share Consideration to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary). Concurrently with the closing of the transaction of purchase and sale contemplated by such exercise of the Exchange Right, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Shares delivered to it pursuant to such exercise of the Exchange Right.

3.7	Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its retraction right under Section 6 of the Exchangeable Share Provisions to require the Company to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by the Company pursuant to Section 6(a)(iii) of the Exchangeable Share Provisions that the Company will not be permitted as a result of solvency requirements of applicable Law to redeem all such Retracted Shares, provided that neither Parent nor Callco shall have exercised its Retraction Call Right with respect to the Retracted Shares and that the Beneficiary shall not have revoked the retraction request delivered by the Beneficiary to the Company pursuant to Section 6(a)(iv) of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Company instructing the Company to exercise the Exchange Right with respect to those Retracted Shares that the Company is unable to redeem.

3.8	Stamp or Other Transfer Taxes

Upon any sale or transfer of Exchangeable Shares to Parent or Callco, as the case may be, pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing the Parent Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or transferred or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold or transferred; provided, however, that such Beneficiary shall pay (and none of Parent, Callco, or the Company shall be required to pay) any documentary, stamp, transfer of other similar taxes or duties that may be payable in respect of any sale or transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary including, without limitation, in the event that Exchangeable Shares are being delivered, sold or transferred in the name of a clearing service or depositary or a nominee thereof.

3.9	Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, the Company shall give written notice thereof to Parent and shall mail to each Beneficiary a notice of such Insolvency Event in the form provided by Parent, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

3.10	Automatic Exchange on Liquidation of Parent

(a)	Parent shall give the Company written notice of each of the following events (each, a “Liquidation Event”) at the time set forth below:

(i)	in the event of any determination by the board of directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its shareholders for the purpose of winding up its affairs, at least thirty (30) days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(ii)	as soon as practicable following the earlier of (A) receipt by Parent of notice of, and (B) Parent otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of Parent or to effect any other distribution of assets of Parent among its shareholders for the purpose of winding up its affairs, in each case where Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within thirty (30) days of becoming aware thereof.

(b)	As soon as practicable following receipt by the Company from Parent of notice of a Liquidation Event, the Company shall give notice thereof to the Beneficiaries. Such notice shall be provided by Parent to the Company and shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Shares provided for in Section 3.10(c) (the “Automatic Exchange Right”).

(c)	In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Parent Shares in the distribution of assets of Parent in connection with a Liquidation Event, immediately prior to the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event, each of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its Subsidiaries) shall be automatically exchanged for the Exchangeable Share Consideration. To effect such automatic exchange, Parent shall purchase each such Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall sell each Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to the Exchangeable Share Price immediately prior to the Liquidation Event Effective Date, which price shall be satisfied in full by Parent delivering to such holder the Exchangeable Share Consideration representing such Exchangeable Share Price. The Beneficiary shall upon delivery of the Exchangeable Share Consideration cease to have any rights to be paid by the Company any amount in respect of declared and unpaid dividends on the Exchangeable Shares.

(d)	The closing of the purchase and sale contemplated by any exercise of the Automatic Exchange Right shall be deemed to have occurred at the close of business on the Business Day immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall be deemed to have transferred to Parent all of such Beneficiary’s right, title and interest in and to the Exchangeable Shares held by such Beneficiary free and clear of any lien, claim or encumbrance, any right of each such Beneficiary to receive declared and unpaid dividends from the Company shall be deemed to be satisfied and discharged, and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Parent shall deliver or cause to be delivered to the Beneficiary, the Exchangeable Share Consideration deliverable to such Beneficiary upon such exercise of the Automatic Exchange Right. Concurrently with each such Beneficiary ceasing to be a holder of Exchangeable Shares, such Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Shares included in the Exchangeable Share Consideration to be delivered to such Beneficiary and the certificates held by such Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Parent pursuant to the exercise of the Automatic Exchange Right shall thereafter be deemed to represent the Parent Shares issued to such Beneficiary by Parent pursuant to the exercise of the Automatic Exchange Right. Upon the request of any Beneficiary and the surrender by such Beneficiary of Exchangeable Share certificates deemed to represent Parent Shares, duly endorsed in blank and accompanied by such instruments of transfer as Parent may reasonably require, Parent shall deliver or cause to be delivered to such Beneficiary certificates representing the Parent Shares of which the Beneficiary is the holder.

3.11	Withholding Rights

Parent, Callco, the Company and any other Person that has any withholding obligation with respect to any dividend, distribution, price or other consideration otherwise payable under this Agreement or deemed to be paid to any holder of Exchangeable Shares or Parent Shares (any such Person, an “Other Withholding Agent”) shall be entitled to deduct and withhold from any dividend, distribution, price or other consideration otherwise paid under this Agreement or deemed to be paid to any holder of Exchangeable Shares or Parent Shares such amounts as are required to be deducted or withheld with respect to such payment or deemed payment under the Income Tax Act (Canada) or United States tax Laws or any provision of federal, provincial, territorial, state, local, foreign or other tax Law, in each case as amended or succeeded. Parent, Callco, the Company and any Other Withholding Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction or withholding was made, and such deducted or withheld amounts shall be timely remitted to the appropriate taxing agency as required by applicable Law. To the extent that the amount so required to be deducted or withheld from any payment to a Beneficiary exceeds the cash portion of the consideration otherwise payable to the Beneficiary (such difference, a “Withholding Shortfall”), Parent, Callco, the Company and any Other Withholding Agent are hereby authorized to (A) (i) sell or otherwise dispose of, or direct Parent, Callco, the Company or any Other Withholding Agent to sell or otherwise dispose of, on their own account or through a broker (the “Broker”) and on behalf of the relevant holder or (ii) require such Beneficiary to irrevocably direct the sale through a Broker and irrevocably direct the Broker pay the proceeds of such sale to Parent, Callco, the Company or any Other Withholding Agent, as appropriate (and, in the absence of such irrevocable direction, the Beneficiary shall be deemed to have provided such irrevocable direction), such portion of the consideration as is necessary to provide sufficient funds (after deducting commissions payable to the Broker and other costs and expenses) to Parent, Callco, the Company or any Other Withholding Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent, Callco, the Company or any Other Withholding Agent, as the case may be, shall notify the Beneficiary and remit to such Beneficiary any unapplied balance of the net proceeds of such sale or (B) require such holder to deliver a Retraction Request for a number of Exchangeable Shares that would entitle such holder to net proceeds greater than or equal to the Withholding Shortfall and withhold the Withholding Shortfall from such net proceeds and remit to such holder any unapplied balance of the net proceeds. Each of Parent, Callco, the Company, the Broker, or any Other Withholding Agent, as applicable, shall act in a commercially reasonable manner in respect of any withholding obligation; however, none of Parent, Callco, the Company, the Broker or any Other Withholding Agent, as applicable, will be liable for any loss arising out of any sale or other disposal of such consideration, including any loss relating to the manner or timing of such sale or other disposal, the prices at which the consideration is sold or otherwise disposed of or otherwise.

3.12	No Fractional Shares

A holder of an Exchangeable Share shall not be entitled to any fraction of a Parent Share upon the exercise of the Exchange Right or Automatic Exchange Right hereunder and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest shall be entitled to receive for such fractional interest from the Company, Parent or Callco, as the case may be, a cash payment equal to such fractional interest multiplied by the Current Market Price rounded down to the nearest cent.

3.13	Tax Treatment

The Parties agree to treat the Exchangeable Shares as shares of Parent for all U.S. federal income tax purposes except to the extent otherwise required by a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended.

Article 4
PARENT SUCCESSORS

4.1	Certain Requirements in Respect of Combination, etc.

Subject to Section 7 of the Exchangeable Share Provisions and Article 5 hereof with respect to a Parent Extraordinary Transaction, so long as any Exchangeable Shares not owned by Parent or its Subsidiaries are outstanding, Parent shall not enter into any transaction (whether by way of reorganization, consolidation, arrangement, amalgamation, merger, business combination, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of an amalgamation, merger or combination, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)	such other person or continuing corporation (the “Parent Successor”) by operation of Law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

(b)	such transaction shall be upon such terms and conditions as to preserve and not to impair any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

4.2	Vesting of Powers in Successor

Whenever the conditions of Section 4.1 have been duly observed and performed, the parties, if required by Section 4.1, shall execute and deliver the supplemental agreement provided for in Section 4.1(a) and thereupon the Parent Successor and such other person that may then be the issuer of the Parent Shares shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

4.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (a) the amalgamation, merger or combination of any wholly-owned direct or indirect subsidiary of Parent (other than the Company or Callco) with or into Parent, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Parent (other than the Company or Callco), provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent, (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Parent (other than the Company or Callco) among the shareholders of such subsidiary for the purpose of winding up its affairs, and (d) any such transactions are expressly permitted by this Article 4.

4.4	Successorship Transaction

Notwithstanding the foregoing provisions of this Article 4, in the event of a Parent Extraordinary Transaction:

(a)	in which Parent merges, combines or amalgamates with, or in which all or substantially all of the then outstanding Parent Shares are acquired by, one or more other corporations to which Parent is, immediately before such merger, combination, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of Redemption Date in the Exchangeable Share Provisions; and

(c)	in which all or substantially all of the then outstanding Parent Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Parent Extraordinary Transaction, owns or controls, directly or indirectly, Parent;

then all references herein to “Parent” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Parent Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or this Agreement including the exchange of such shares pursuant to this Agreement immediately subsequent to the Parent Extraordinary Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or this Agreement including the exchange of such shares pursuant to this Agreement had occurred immediately prior to the Parent Extraordinary Transaction and the Parent Extraordinary Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

Article 5
CERTAIN RIGHTS OF PARENT AND CALLCO TO ACQUIRE EXCHANGEABLE SHARES

5.1	Liquidation Call Right

In addition to the rights contained in the Exchangeable Share Provisions, Parent and Callco shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)	Subject to the proviso in Section 5.1(b) that Callco shall only be entitled to exercise the Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Liquidation Call Right, Parent and Callco shall each have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, pursuant to the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Parent or Callco, as the case may be, to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Call Purchase Price”) in accordance with Section 5.1(c). In the event of the exercise of the Liquidation Call Right by Parent or Callco, as the case may be, each such holder of Exchangeable Shares (other than Parent and its Subsidiaries) shall be obligated to sell all of the Exchangeable Shares held by the holder to Parent or Callco, as the case may be, on the Liquidation Date upon payment by Parent or Callco, as the case may be, to such holder of the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share, and the Company shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased.

(b)	Callco shall only be entitled to exercise the Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Liquidation Call Right. To exercise the Liquidation Call Right, Parent or Callco, as the case may be, must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right (i) in the case of a voluntary liquidation, dissolution or winding-up of the Company or any other voluntary distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at fifteen (15) Business Days before the Liquidation Date, or (ii) in the case of an involuntary liquidation, dissolution or winding-up of the Company or any other involuntary distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least five (5) Business Days before the Liquidation Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Parent and/or Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which Parent or Callco may exercise the Liquidation Call Right. If Parent and/or Callco exercises the Liquidation Call Right, then on the Liquidation Date, Parent and/or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) will sell, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)	For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Liquidation Call Right, Parent or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the aggregate Liquidation Call Purchase Price for all holders of the Exchangeable Shares (other than Parent and its Subsidiaries), less any amounts withheld pursuant to Section 3.11. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its Subsidiaries) shall cease to be holders of the Exchangeable Shares on and after the Liquidation Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof other than the right to receive their proportionate part of the aggregate Liquidation Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Parent Shares which such holder is entitled to receive. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and the articles of the Company, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of Parent or Callco, as the case may be, shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

(d)	If neither Parent nor Callco notifies the Transfer Agent and the Company in accordance with Section 5.1(b) of its intention to exercise the Liquidation Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company or Parent) that Parent exercise (or cause Callco to exercise) the Liquidation Call Right in respect of the shares covered by the notice.

5.2	Redemption Call Right

In addition to the rights contained in the Exchangeable Share Provisions, Parent and Callco shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)	Subject to the proviso in Section 5.2(b) that Callco shall only be entitled to exercise the Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Redemption Call Right (other than in the case of a Seventh Anniversary Redemption, with respect to which Callco shall always be entitled to exercise the Redemption Call Right), and notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to the Exchangeable Share Provisions, Parent and Callco shall each have the overriding right (the “Redemption Call Right”) to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Parent or Callco, as the case may be, to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Redemption Date (the “Redemption Call Purchase Price”) in accordance with Section 5.2(c). In the event of the exercise of the Redemption Call Right by Parent or Callco, as the case may be, each such holder of Exchangeable Shares shall be obligated to sell all of the Exchangeable Shares held by the holder to Parent or Callco, as the case may be, on the Redemption Date upon payment by Parent or Callco, as the case may be, to such holder of the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration), and the Company shall have no obligation to redeem, or to pay the redemption price otherwise payable by the Company in respect of the Exchangeable Shares so purchased.

(b)	Callco shall only be entitled to exercise the Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Redemption Call Right, other than in the case of a Seventh Anniversary Redemption with respect to which Callco shall always be entitled to exercise the Redemption Call Right. To exercise the Redemption Call Right, Parent or Callco, as the case may be, must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right (i) in the case of a redemption occurring in connection with a Parent Extraordinary Transaction, on or before the Redemption Date, and (ii) in any other case, at least fifteen (15) Business Days before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Parent and/or Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which Parent or Callco may exercise the Redemption Call Right. If Parent and/or Callco exercises the Redemption Call Right, Parent and/or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) will sell, on the Redemption Date, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)	For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, Parent or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the aggregate Redemption Call Purchase Price less any amounts withheld pursuant to Section 3.11. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its Subsidiaries) shall cease to be holders of the Exchangeable Shares on and after the Redemption Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof other than the right to receive their proportionate part of the aggregate Redemption Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Parent Shares which such holder is entitled to receive. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and the articles of the Company, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of Parent or Callco, as the case may be, shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

(d)	If neither Parent nor Callco notifies the Transfer Agent and the Company in accordance with Section 5.2(b) of its intention to exercise the Redemption Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company or Parent) that Parent exercise (or cause Callco to exercise) the Redemption Call Right in respect of the shares covered by the notice.

5.3	Change of Law Call Right

In addition to the rights contained in the Exchangeable Share Provisions, Parent and Callco shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)	Subject to the proviso in Section 5.3(b) that Callco shall only be entitled to exercise the Change of Law Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Change of Law Call Right, Parent and Callco shall each have the overriding right (the “Change of Law Call Right”), in the event of a Change of Law, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) on the Change of Law Call Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Parent or Callco, as the case may be, to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Change of Law Call Date (the “Change of Law Call Purchase Price”) in accordance with Section 5.3(c). In the event of the exercise of the Change of Law Call Right by Parent or Callco, as the case may be, each such holder of Exchangeable Shares shall be obligated to sell all of the Exchangeable Shares held by the holder to Parent or Callco, as the case may be, on the Change of Law Call Date upon payment by Parent or Callco, as the case may be, to such holder of the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(b)	Callco shall only be entitled to exercise the Change of Law Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Change of Law Call Right. To exercise the Change of Law Call Right, Parent or Callco must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right at least fifteen (15) Business Days before the date (the “Change of Law Call Date”) on which Parent or Callco, as the case may be, shall acquire the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right. The Transfer Agent will notify the holders of the Exchangeable Shares as to Parent or Callco exercising the Change of Law Call Right forthwith after receiving notice of such exercise from Parent and/or Callco. If Parent and/or Callco exercises the Change of Law Call Right, Parent or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) will sell, on the Change of Law Call Date, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)	For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right, Parent or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Change of Law Call Date, the Exchangeable Share Consideration representing the aggregate Change of Law Call Purchase Price less any amounts withheld pursuant to Section 3.11. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its Subsidiaries) shall cease to be holders of the Exchangeable Shares on and after the Change of Law Call Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof other than the right to receive their proportionate part of the aggregate Change of Law Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Change of Law Call Date be considered and deemed for all purposes to be the holder of the Parent Shares which such holder is entitled to receive. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and the articles of the Company, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of Parent or Callco, as the case may be, shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

5.4	Retraction Call Right

(a)	The parties hereto hereby acknowledge the rights and obligations in respect of the Exchangeable Shares contained in Section 6(b) of the Exchangeable Share Provisions.

(b)	If neither Parent nor Callco notifies the Transfer Agent and the Company in accordance with Section 6(b) of the Exchangeable Share Provisions of its intention to exercise the Retraction Call Right in the manner and timing described therein, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company or Parent) that Parent exercise (or cause Callco to exercise) the Retraction Call Right in respect of the shares covered by the notice.

Article 6
Parent and Callco Conversion Rights

6.1	Conversion Rights

Unless otherwise agreed to in writing by Parent, Callco and the Company:

(a)	Upon acquisition by Parent of Exchangeable Shares, (i) Parent will transfer the Exchangeable Shares to Penn Interactive Ventures LLC, a Delaware limited liability company (“PIV”) either as a contribution to the capital of PIV or in exchange for additional PIV common shares, (ii) PIV will transfer the Exchangeable Shares to Callco either as a contribution to the capital of Callco or in exchange for additional Callco common shares and, if necessary, Callco will take the applicable corporate law steps to add the fair market value of the Exchangeable Shares to the stated capital of its shares owned by PIV and (iii) the Company will issue additional Common Shares to Callco in exchange for the transfer of such Exchangeable Shares by Callco to the Company and (iv) such Exchangeable Shares will be cancelled.

(b)	Upon acquisition by Callco of Exchangeable Shares, (i) in consideration of, and concurrently with such acquisition, Callco will issue a note (a “Callco Note”) to Parent; (ii) Parent will transfer the Callco Note to PIV either as a contribution to the capital of PIV or in exchange for additional PIV common shares, (iii) PIV will transfer the Callco Note to Callco either as a contribution to the capital of Callco or in exchange for additional Callco common shares and, if necessary, Callco will take the applicable corporate law steps to add the fair market value of the Parent voting common stock issued to the stated capital of its shares owned by PIV, (iv) the Company will issue additional Common Shares to Callco in exchange for the transfer of the acquired Exchangeable Shares to the Company, and (v) the Exchangeable Shares will be cancelled.

Article 7

GENERAL

7.1	Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than Parent and any of its Subsidiaries.

7.2	Changes in Capital of Parent and the Company

Notwithstanding the provisions of Section 7.4, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 or otherwise, as a result of which either Parent Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

7.3	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any Law or due to any public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.

7.4	Amendments, Modifications

Subject to Section 7.2, Section 7.3 and Section 7.5, this Agreement may not be amended or modified except by an agreement in writing executed by Parent, Callco and the Company and approved by the holders of the Exchangeable Shares in accordance with Section 10(b) of the Exchangeable Share Provisions. No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

7.5	Ministerial Amendments

Notwithstanding the provisions of Section 7.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)	adding to the covenants of any or all of the parties hereto if the board of directors of each of Parent, Callco and the Company shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)	evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 4;

(c)	making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of Parent, Callco and the Company, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(d)	making such changes or corrections hereto which, on the advice of counsel to Parent, Callco and the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained herein, provided that the boards of directors of each of Parent, Callco and the Company shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

7.6	Meeting to Consider Amendments

The Company, at the request of Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 7.4. Any such meeting or meetings shall be called and held in accordance with the articles of the Company, the Exchangeable Share Provisions and all applicable Laws.

7.7	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

7.8	Notices to Parties

All notices, requests and other communications to any party hereunder shall be in writing (including email or similar writing) and shall be given:

(a)	if to Parent, to:

Penn National Gaming, Inc.

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

Attention: Harper Ko, Executive Vice President, Chief Legal Officer and Secretary
Email: Harper.Ko@pngaming.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, New York 10019

Attention: Daniel Neff / Zachary Podolsky

Email: daneff@wlrk.com / zspodolsky@wlrk.com

and

Blake, Cassels & Graydon LLP

199 Bay St., Suite 4000

Toronto, Ontario, Canada M5L 1A9

Attention: Bryson Stokes / Geoffrey S. Belsher

Email: bryson.stokes@blakes.com / geoff.belsher@blakes.com

(b)	if to Callco or the Company, to:

1317769 B.C. Ltd.

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

Attention: Harper Ko, Secretary

Email: Harper.Ko@pngaming.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, New York 10019

Attention: Daniel Neff / Zachary Podolsky

Email: daneff@wlrk.com / zspodolsky@wlrk.com

and

Blake, Cassels & Graydon LLP

199 Bay St., Suite 4000

Toronto, Ontario, Canada M5L 1A9

Attention: Bryson Stokes / Geoffrey S. Belsher

Email: bryson.stokes@blakes.com / geoff.belsher@blakes.com

or such other address or email as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) on the day of sending, if sent by email prior to 5:00 p.m., New York City time, on any Business Day or the next succeeding Business Day if sent by email after 5:00 p.m., New York City time, on any Business Day or on any day other than a Business Day or (b) if given by any other means, when delivered at the address specified in this Section 7.8.

7.9	Counterparts

This Agreement may be executed by electronic signatures and in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective only when actually signed by each party hereto and each such party has received counterparts hereof signed by the other party hereto.

7.10	Jurisdiction

This Agreement and all proceedings arising in whole or part under or in connection herewith shall be interpreted, construed, performed, governed and enforced by and in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein without giving effect to any principle of conflict of law that would require or permit the application of the Law of another jurisdiction. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the Ontario Superior Court of Justice (Commercial List) located in the City of Toronto or, only if such court does not accept or have jurisdiction, such other court of competent jurisdiction located in the City of Toronto, in respect of any proceeding arising out of or relating to this Agreement, the documents referred to in this Agreement, or the transactions contemplated hereby or thereby, and each hereby waives, and agrees not to assert, as a defense, by motion or otherwise, in any such proceeding that it is not subject thereto or that such proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and each of the parties irrevocably agrees that it is the intention of each such party that all claims with respect to such proceeding shall be heard and determined in such a court.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PENN NATIONAL GAMING, INC.

By:
Name:
Title:

1317769 B.C. LTD.

By:
Name:
Title:

1317774 B.C. LTD.

By:
Name:
Title:

[Signature Page to Exchangeable Share Support Agreement]